Exhibit 4.1

OREXIGEN THERAPEUTICS, INC.

AS ISSUER

2.75% CONVERTIBLE SENIOR NOTES DUE 2020

INDENTURE

DATED AS OF DECEMBER 6, 2013

WILMINGTON TRUST, NATIONAL ASSOCIATION

AS TRUSTEE

i

INDENTURE dated as of December 6, 2013 between Orexigen Therapeutics, Inc., a Delaware corporation, as issuer (“Company,” as more fully set forth in Section 1.01), and Wilmington Trust, National Association, as trustee (“Trustee,” as more fully set forth in Section 1.01).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Notes (as defined below).

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.

“Additional Interest” means all amounts that may be payable pursuant to Section 5.02(b), Section 5.02(c) and Section 7.01(c), as applicable.

“ADRs” means American Depositary Receipts or American Depositary Shares representing the Company’s or its parent’s common stock, as the case may be.

“Affiliate” of any specified Person means any Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer, transaction or any other action involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer, transaction or other action as in effect from time to time.

“Bid Solicitation Agent” means any Person (including the Company or any of its Affiliates) as may be appointed from time to time by the Company, without prior notice to the Holders, to solicit market bid quotations for the Notes in accordance with Section 11.01(b)(ii) and the definition of “Trading Price” below. The Trustee shall serve as the initial Bid Solicitation Agent.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or obligated by law or executive order to close or be closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Certificated Note” means a Note that is in registered definitive form.

“Close of Business” means 5:00 p.m., New York City time.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the shares of the common stock of the Company, par value $0.001 per share, existing on the date hereof, subject to Section 11.06 hereof.

“Company” means the party named as such in the first paragraph of this Indenture until a successor or assign replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor or assign.

“Company Order” means a written request or order signed in the name of the Company by any Officer.

“Conversion Price” means, at any time, an amount equal to $1,000 divided by the Conversion Rate in effect at such time.

“Corporate Trust Office” means the office of the Trustee at which its corporate trust business shall be principally administered, initially located at the address of the Trustee set forth in Section 14.01 herein; provided that the Trustee may change the location of the Corporate Trust Office by providing notice thereof to the Company and the Holders, subject to Section 2.04.

“Daily Conversion Value” means, for each of the 40 consecutive VWAP Trading Days in the Observation Period for a Note, one fortieth (1/40th) of the product of (i) the Conversion Rate on such VWAP Trading Day and (ii) the Daily VWAP on such VWAP Trading Day.

“Daily Measurement Value” means, for each of the 40 consecutive VWAP Trading Days in the Observation Period for a Note, the Specified Dollar Amount, if any, divided by 40.

“Daily Settlement Amount” means, for each of the 40 consecutive VWAP Trading Days in the relevant Observation Period:

(a) cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value; and

(b) if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for each of the 40 consecutive VWAP Trading Days in the Observation Period for a Note, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “OREX <equity> AQR” (or any successor thereto if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session of the Relevant Stock Exchange on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP Trading Day, determined, if practicable, using a volume-weighted average method, by an independent, nationally recognized investment banking firm retained by the Company for this purpose). The Daily VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“DTC” means The Depository Trust Company.

“Ex-Dividend Date” means the first date on which shares of Common Stock trade on the Relevant Stock Exchange, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Common Stock on the Relevant Stock Exchange (in the form of due bills or otherwise) as determined by the Relevant Stock Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fundamental Change” means an event that shall be deemed to have occurred at the time after the date hereof when any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the Company’s and its Subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of all classes the Company’s Common Equity entitled to vote generally in the election of the Company’s directors;

(2) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) pursuant to which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets; (B) any share exchange, consolidation, merger or similar event involving the Company pursuant to which the Common Stock will be converted into, or exchanged for, cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Wholly Owned Subsidiaries (any such share exchange, consolidation, merger, similar event, transaction or series of transactions being referred to for purposes of this clause (2) as an “event”); provided that any such event described in clause (A) or (B) where the holders of all classes of the Company’s Voting Stock immediately prior to such event own, directly or indirectly, more than 50% of the Voting Stock of the continuing or surviving Person or transferee or the parent thereof immediately after such event and such holders’ proportional voting power immediately after such event vis-à-vis each other with respect to the securities they receive in such event will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such event shall not constitute a Fundamental Change under this clause (2);

(3) the holders of the Common Stock approve any plan or proposal for the Company’s liquidation or dissolution; or

(4) the Common Stock (or ADRs or other Reference Property into which the Notes are convertible at such time, subject to Section 11.03) ceases to be listed or admitted for trading on any Permitted Exchange, or the announcement by any Permitted Exchange on which the Common Stock (or ADRs or such other Reference Property) is then listed or admitted for trading that the Common Stock (or ADRs or such other Reference Property) will no longer be so listed or admitted for trading, unless the Common Stock (or ADRs or such other Reference Property) has been accepted for listing or admitted for trading on another Permitted Exchange.

Notwithstanding the foregoing, a transaction or a series of transactions as set forth in clause (1) or clause (2) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common stock or ADRs listed on a Permitted Exchange, and as a result of such transaction or transactions, such consideration will constitute Reference Property for the Notes pursuant to Section 11.06.

“Global Note” means a permanent Global Note that is in the form of the Note attached hereto as Exhibit A and that is registered in the name of the Depositary or the nominee of the Depositary.

“Global Securities Legend” means a legend in the form set forth in Exhibit A.

“Holder” means a Person in whose name a Note is registered in the Register.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the last bid price and the last ask price or, if more than one in either case, the average of the average last bid prices and the average last ask prices) on such date as reported in composite transactions for the Relevant Stock Exchange, without regard to after-hours or extended market trading; provided that if the Common Stock is not listed for trading on any securities exchange or market on the relevant date, the “Last Reported Sale Price” of the Common Stock shall equal the average of the last quoted bid and ask prices for the Common Stock in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization as determined by the Company in good faith; provided further that if the Common Stock is not so quoted on such date, the “Last Reported Sale Price” will be the mid-point of the last bid prices and the last ask prices for the Common Stock on such date as determined in good faith and in a commercially reasonable manner by a nationally recognized independent investment banking firm selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any Fundamental Change (as defined herein, but without regard to the proviso in clause (2) of such definition but subject to the paragraph immediately following clause (4) of such definition).

“Maturity Date” means December 1, 2020.

“Notes” means any of the Company’s 2.75% Convertible Senior Notes due 2020 issued under this Indenture.

“Observation Period” means, with respect to any converted Note:

(i) if the Conversion Date for such Note occurs prior to September 1, 2020, the 40 consecutive VWAP Trading Day period beginning on, and including, the second Scheduled Trading Day after such Conversion Date; and

(ii) if the Conversion Date for such Note occurs on or after September 1, 2020, the 40 consecutive VWAP Trading Day period beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the preliminary offering memorandum for the offering and sale of the Notes dated December 2, 2013, as supplemented and/or amended by the related pricing term sheet.

“Officer” means the Chief Executive Officer, the Chief Business Officer, the Acting Chief Financial Officer, the Chief Commercial Officer, the Senior Vice President, General Counsel, the Senior Vice President, Product Development, the Secretary or the Treasurer.

“Officer’s Certificate”, when used with respect to the Company, means a written certificate containing the information specified in Sections 14.02 and 14.03, signed in the name of the Company by any Officer, and delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 14.02 and 14.03, from legal counsel. The counsel may be an employee of, or counsel to, the Company who is reasonably satisfactory to the Trustee.

“Original Issuance Date” means the date of last original issuance of the Notes; provided, however, that the Notes originally issued hereunder pursuant to the Purchase Agreement (or any Notes issued in exchange therefor or in substitution thereof) shall have a separate Original Issuance Date (determined as aforesaid) than any other Notes issued hereunder (or any Notes issued in exchange therefor or in substitution thereof).

“Permitted Exchange” means the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any successor thereto).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Purchase Agreement” means that certain Purchase Agreement, dated as of December 2, 2013, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Leerink Swann LLC.

“Relevant Stock Exchange” means the NASDAQ Global Select Market or, if the Common Stock is not then listed on the NASDAQ Global Select Market, the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, the principal other market on which the Common Stock is then traded.

“Restricted Securities Legend” means a legend in the form set forth in Exhibit A, or any other substantially similar legend indicating the restricted status of the Notes under Rule 144.

“Restricted Stock Legend” means a legend in the form set forth in Exhibit B, or any other substantially similar legend indicating the restricted status of any shares of Common Stock issued upon conversion of the Notes under Rule 144.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Scheduled Free Trade Date” means the one year anniversary of the Original Issuance Date.

“Scheduled Trading Day” means (i) a day that is scheduled to be a Trading Day on the Relevant Stock Exchange, or (ii) if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means, with respect to any Person, any “significant subsidiary” of such Person as defined under Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Method Notice.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the outstanding Voting Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939, as amended on or before the date hereof, provided, however, that if the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means (i) a day on which (a) trading in the Common Stock generally occurs on the Relevant Stock Exchange and (b) a Last Reported Sale Price for the Common Stock is available, or (ii) if the Common Stock is not listed or traded on any exchange or other market, a Business Day.

“Trading Price” per $1,000 principal amount of the Notes on any date of determination means the average (per $1,000 principal amount of Notes) of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used; provided further that if the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of the Notes from an independent nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the Intrinsic Value of the Notes for such determination date; provided further that if (a) the

Company is not acting as Bid Solicitation Agent and does not instruct the Bid Solicitation Agent to obtain bids when required under Section 11.01(b)(ii), or the Company so instructs the Bid Solicitation Agent but the Bid Solicitation Agent fails to determine the Trading Price, or (b) the Company is acting as Bid Solicitation Agent and fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the Intrinsic Value of the Notes on each day of such failure.

“Trust Officer” means any trust officer of the Trustee with direct responsibility for the administration of this Indenture and, if applicable, any other officer of the Trustee to whom any particular matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“VWAP Market Disruption Event” means (i) the Relevant Stock Exchange fails to open for trading or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“VWAP Trading Day” means (i) a day on which (a) there is no VWAP Market Disruption Event and (b) trading in the Common Stock generally occurs on the Relevant Stock Exchange or (ii) if the Common Stock (or any other security for which a Daily VWAP must be determined) is not listed or traded on any exchange or other market, a Business Day.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

Section 1.02. Other Definitions.

Term Section:	Defined in:
“Act”	1.04
“Additional Amounts”	5.07(a)
“Additional Shares”	11.07(a)
“Cash Merger”	11.07(e)(i)
“Cash Settlement”	11.03(b)(i)
“Clause A Distribution”	11.05(c)(ii)(A)
“Clause B Distribution”	11.05(c)(ii)(B)
“Clause C Distribution”	11.05(c)(ii)(B)
“Combination Settlement”	11.03(b)(i)
“Company’s Filing Obligations”	7.01(c)
“Conversion Agent”	2.04
“Conversion Date”	11.02(b)
“Conversion Obligation”	11.01(a)
“Conversion Rate”	11.01(a)
“Defaulted Interest”	12.02
“Depositary”	2.02(a)
“Distributed Property”	11.05(c)(i)
“Event of Default”	7.01(a)
“Expiration Date”	11.05(e)
“FATCA”	5.07(a)(i)(F)
“Fundamental Change Notice”	3.02
“Fundamental Change Notice Date”	3.02
“Fundamental Change Purchase Date”	3.01
“Fundamental Change Purchase Notice”	3.03(a)
“Fundamental Change Purchase Price”	3.01
“Interest Payment Date”	12.01
“Intrinsic Value”	11.01(b)(ii)
“Make-Whole Fundamental Change Effective Date”	11.07(a)
“Maximum Conversion Rate”	11.07(d)
“Measurement Period”	11.01(b)(ii)
“Notice of Conversion”	11.02(a)
“Paying Agent”	2.04
“Physical Settlement”	11.03(b)(i)
“Record Date”	12.01
“Reference Property”	11.06(a)
“Register”	2.04
“Registrar”	2.04
“Relevant Taxing Jurisdiction”	5.07(a)
“Resale Restriction Termination Date”	2.06(e)(ii)
“Restricted Notes”	2.06(e)(i)
“Sale Price Condition”	11.01(b)(i)
“Settlement Method”	11.03(b)(i)
“Settlement Method Notice”	11.03(b)(iii)
“Share Exchange Event”	11.06(a)
“Special Record Date”	12.02(a)

“Specified Corporate Transaction Notice”	11.01(b)(iv)
“Spin-Off”	11.05(c)(ii)
“Stock Price”	11.07(b)
“Stockholder Approval”	11.03(a)
“Successor Company”	6.01(a)
“Surviving Entity”	5.07(a)
“Taxes”	5.07(a)
“Temporary Notes”	2.09
“Trading Price Condition”	11.01(b)(ii)
“Trigger Event”	11.05(c)(ii)
“Unit of Reference Property”	11.06(a)
“Valuation Period”	11.05(c)(ii)

Section 1.03. Rules of Construction.

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company, on the Original Issuance Date, consistently applied;

(3) “or” is not exclusive;

(4) “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”;

(5) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6) unless the context otherwise requires, any reference to an “Article,” a “Section” or an “Exhibit” refers to an Article, a Section or an Exhibit, as the case may be, of this Indenture;

(7) words in the singular include the plural, and words in the plural include the singular;

(8) all references to $, dollars, cash payments or money refer to United States currency; and

(9) unless the context requires otherwise, all references to payments of interest on the Notes shall include Additional Interest, if any, payable in accordance with the terms of Sections 5.02 or 7.01, as applicable.

Section 1.04. Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee or to the Company, as applicable. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(a) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(b) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Note.

(c) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2

THE NOTES

Section 2.01. Designation and Amount. The Notes shall be designated as the “2.75% Convertible Senior Notes due 2020.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $115,000,000, subject to Section 2.14 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02. Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Notes may have notations, legends or endorsements required by applicable law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

(a) Initial Notes. The Notes initially shall be issued in the form of one or more Global Notes that shall be deposited with the Trustee at its Corporate Trust Office or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, as custodian for the Depositary and registered in the name of DTC or the nominee thereof (DTC, or any successor thereto, being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(b) Global Notes in General. Each Global Note shall represent the outstanding Notes as shall be specified therein and each Global Note shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases by the Company and conversions.

Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary. Payment of the principal, accrued and unpaid interest, if any, or payment of the Fundamental Change Purchase Price on the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

(c) Book-Entry Provisions. This Section 2.02(c) shall apply only to Global Notes deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with Section 2.03, authenticate and deliver Global Notes that (i) shall be registered in the name of the Depository or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions.

(d) Legends. Each Global Note shall bear the Global Securities Legend set forth in Exhibit A unless otherwise directed by the Company.

Section 2.03. Execution and Authentication. The Notes shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Notes may be manual or facsimile.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

At any time on or after the date hereof, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order, shall authenticate and deliver such Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Notes shall originally be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

The Trustee may appoint authenticating agents. The Trustee may at any time on or after the date hereof appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so, except any Notes issued pursuant to Section 2.07 hereof. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same right to deal with the Company as the Trustee with respect to such matters for which it has been appointed.

Section 2.04. Registrar, Paying Agent and Conversion Agent. The Company shall maintain in the continental United States an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency in where Notes may be presented for payment (“Paying Agent”), an office or agency where Notes may be presented for conversion (“Conversion Agent”) and an office or agency where notices to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register for the recordation of, and shall record, the names and addresses of Holders of the Notes, the Notes held by each Holder and the transfer, exchange and conversion of Notes (the “Register”). The entries in the Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture. The Company may have one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any such additional paying agents. The term Conversion Agent includes any such additional conversion agents.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-Registrar not a party to this Indenture, which (i) shall implement the provisions of this Indenture relating to such agent and (ii) in the case of the Paying Agent, shall include the provisions set forth in Section 5.05. The Company shall promptly notify the Trustee of the name and address of any such agent, and of any change therein. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, any presentations, surrenders, notices and demands required to be made by, or at the office of, any such agent may be made or served at the Corporate Trust Office or in accordance with Section 14.01; provided that the Trustee shall be entitled to appropriate compensation therefor pursuant to Section 8.06. The Company may act as Paying Agent, Registrar, Conversion Agent or co-Registrar, upon appropriate notification to the Holders and the Trustee.

The Company initially appoints the Trustee as the Paying Agent, the Conversion Agent, and the Registrar, in connection with the Notes, and the Corporate Trust Office to be such office or agency of the Company for the aforesaid purposes; provided, however, that notwithstanding such designation, no service of legal process on the Company may be made at any office of the Trustee and any service of legal process on the Company may be made at the Company’s address as set forth in Section 14.01. The Company may at any time rescind the designation of the Paying Agent, Conversion Agent or the Registrar or approve a change in the location through which any of them acts; provided that at least one Paying Agent and the Registrar must be located within the continental United States. To the extent the Company maintains a Paying Agent in a member state of the European Union, the Company will ensure that it maintains at least one Paying Agent in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing, or complying with or introduced in order to conform to, such directive.

Section 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, promptly after each Record Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06. Transfer and Exchange.

(a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, at the office or agency of the Company-designated Registrar or co-Registrar pursuant to Section 2.04, (i) the Company shall execute, and the Trustee (or any authenticating agent) shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture and (ii) the Registrar shall record the information required pursuant to Section 2.04 regarding the designated transferee or transferees in the Register. No service charge shall be imposed by the Company, the Trustee, the Registrar, any co- registrar or the Paying Agent for any registration of transfer or exchange of Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law in connection therewith.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, at such office or agency, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, and documents of identity and title satisfactory to the Registrar. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any Note (x) surrendered for conversion or (y) in respect of which a Fundamental Change Purchase Notice has been given and not validly withdrawn by the Holder thereof in accordance with the terms of this Indenture, except to the extent that a portion of such Note is neither surrendered for conversion nor subject to a Fundamental Change Purchase Notice.

(b) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Note shall be limited to transfers of such Global Note to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c) Successive registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

(d) Any Registrar appointed pursuant to Section 2.04 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

(e) Transfer Restrictions.

(i) Every Note that bears or is required under this Section 2.06(e) to bear the Restricted Securities Legend (the “Restricted Notes”) shall be subject to the restrictions on transfer set forth in this Section 2.06(e) and such legend unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. If a request is made to remove the Restricted

Securities Legend from any Restricted Note prior to the Resale Restriction Termination Date, the legend shall not be removed unless there is delivered to the Company and the Registrar such certificates, legal opinions and other information as they may reasonably require confirming that such Notes, upon such transfer, will not be “restricted” within the meaning of Rule 144. In such a case, upon (1) provision of such certificates, legal opinions and/or other information, or (2) notification by the Company to the Trustee and Registrar of the sale of such Note pursuant to a registration statement that is effective at the time of such sale, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Note that does not bear the Restricted Securities Legend.

(ii) Except as provided elsewhere in this Indenture, until the later of (x) the date that is one year after the Original Issuance Date or such shorter period of time as permitted by Rule 144 or any successor provision thereto and (y) such other date as may be required by applicable law (such date the “Resale Restriction Termination Date”), any certificate evidencing such Notes (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the Restricted Stock Legend, if applicable) shall bear the Restricted Securities Legend unless (I) such Notes have been transferred (1) under a registration statement that has been declared effective under the Securities Act, or (2) in accordance with Rule 144, or (II) such requirement is waived by the Company.

(iii) No transfer of any Restricted Note will be registered by the Registrar unless the applicable box on the Form of Transfer Certificate attached to such Restricted Note has been checked and such certificates, legal opinions and other information as reasonably required by the Registrar or Company confirming that the applicable condition to transfer has been satisfied have been provided.

(f) Legends on the Common Stock. Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(i) below), until the later of (x) the Scheduled Free Trade Date and (y) the date that is three months after the holder of such shares of Common Stock ceases to be an Affiliate of the Company (if applicable), any stock certificate representing shares of the Common Stock issued upon conversion of any Notes shall bear the Restricted Stock Legend unless (I) such Notes or such Common Stock, as applicable, has been transferred (i) under a registration statement that has been declared effective under the Securities Act; or (ii) in accordance with Rule 144 or (II) such requirement is waived by the Company.

(g) Any Note, or any Common Stock issued upon conversion of a Note, that is repurchased or owned by any Affiliate of the Company may not be resold by such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined in Rule 144). The Company shall cause any Note that is repurchased or owned by the Company to be surrendered to the Trustee for cancellation in accordance with the provisions of Section 2.10. If the Restricted Securities Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Company, the Restricted Securities Legend shall be reinstated.

(h) Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the custodian for the Depositary (or its nominee) in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, such custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restricted Securities Legend and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Scheduled Free Trade Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

(i) Any Common Stock delivered upon conversion of the Notes as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the Restricted Stock Legend. Upon the removal of the Restricted Stock Legend, the Company shall (i) notify the holders of any such shares that such Restricted Stock Legend has been removed; (ii) notify the transfer agent for the Common Stock to change the CUSIP number for any such shares to the applicable unrestricted CUSIP number, if such shares are in certificated form, and (iii) if such shares are in global form, comply with Applicable Procedures regarding such de-legending and the change from a restricted to unrestricted CUSIP number. Any shares of Common Stock delivered upon the conversion of any Note to any Person that is not, and for at least three months has not been, an Affiliate of the Company shall be issued without any Restricted Stock Legend if (x) such conversion occurs after the Scheduled Free Trade Date or (y) such Note otherwise does not, or would not be required hereunder to, bear the Restricted Securities Legend. Notwithstanding anything in this Indenture or the Notes to the contrary, any Person, other than an Affiliate of the Company, who holds shares of Common Stock that were issued upon conversion shall have the right to enforce this Section 2.06(i) notwithstanding that such Person is not a Holder of Notes.

Section 2.07. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that such Note has been lost, destroyed or stolen and the Holder provides evidence of the loss, theft or destruction reasonably satisfactory to the Company and the Trustee, the Company shall issue, and upon Company Order the Trustee shall authenticate, a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Company to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-Registrar, from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.07 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of (and shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.08. Outstanding Notes. Notes outstanding at any time include and are limited to all Notes authenticated by the Trustee except (i) Notes cancelled by the Trustee or required to be delivered to the Trustee for cancellation in accordance with Section 2.10, (ii) Notes, or portions thereof, the principal of which has become due and payable on the Maturity Date, on a Fundamental Change Purchase Date or otherwise, and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), (iii) Notes, or portions thereof, that have been converted pursuant to Article 11 and that are required to be cancelled pursuant to Section 2.10 and (iv) Notes repurchased by the Company, directly or indirectly, whether by the Company or its Subsidiaries, pursuant to Section 2.14 (other than Notes repurchased pursuant to cash-settled swaps or other derivatives). For the purpose of determining whether the Holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder (including, without limitation, determinations pursuant to Articles 7 and 10) only outstanding Notes shall be considered in any such determination. In addition, for the purpose of any such determination, Notes that are owned by the Company, by any Subsidiary thereof or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Trust Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 2.08 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 8.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 2.09. Temporary Notes. Until Certificated Notes are ready for delivery, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed) (“Temporary Notes”). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of Certificated Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such Temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Certificated Notes. Without unreasonable delay the Company will prepare, execute and deliver to the Trustee or such authenticating agent Certificated Notes (other than any Global Note) and thereupon any or all Temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 2.04 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such Temporary Notes an equal aggregate principal amount of Certificated Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the Temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Certificated Notes authenticated and delivered hereunder.

Section 2.10. Cancellation. The Company shall cause all Notes surrendered for the purpose of payment, repurchase (including pursuant to Section 3.01 or Section 2.14, other than Notes repurchased pursuant to cash-settled swaps or other derivatives), registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be delivered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and no Notes shall be authenticated in exchange therefor except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.

Section 2.11. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of principal, interest, if any, or payment of the Fundamental Change Purchase Price, for the purpose of conversion and for all other purposes whatsoever, subject to Section 2.06(i), Section 2.08 and Section 2.12(a)(ii), whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12. Transfer of Notes.

(a) Notwithstanding any other provisions of this Indenture or the Notes, (A) any transfer of a Global Note, in whole or in part, shall be made only in accordance with Sections 2.06 and 2.12(a)(i); and (B) any exchange of a beneficial interest in a Global Note for a Certificated Note shall comply with Sections 2.06 and 2.12(a)(ii). All such transfers and exchanges shall comply with the Applicable Procedures to the extent so required.

(i) Transfer of Global Note. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no transfer of a Global Note to any other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.12(a).

(ii) Restrictions on Exchange of a Beneficial Interest in a Global Note for a Certificated Note.

(A) Unless the Company and the applicable beneficial holder of the Notes otherwise agree, a Certificated Note will be issued and delivered to, and registered in the name of:

(1) each Person that DTC identifies as a beneficial owner of the related Notes only if (a) DTC notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary is not appointed by the Company within 90 days of such notice or (b) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such cessation; or

(2) if an Event of Default has occurred and is continuing, each beneficial owner who requests that its beneficial interests in the Notes be exchanged for Certificated Notes.

Notwithstanding anything to the contrary in this Indenture or in the Notes, following the occurrence and during the continuance of an Event of Default, any beneficial owner of a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such beneficial owner’s right to exchange its beneficial interest in such Global Note for a Certificated Note in accordance with this Section 2.12(a)(ii).

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Section 2.12(a)(ii), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(B) Upon receipt by the Registrar of instructions from the Holder of a Global Note directing the Registrar to (x) issue one or more Certificated Notes in the amounts specified to the owner of a beneficial interest in such Global Note and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Note, subject to the Applicable Procedures:

(1) the Registrar shall notify the Company and the Trustee of such instructions and identify the owner of and the amount of such beneficial interest in such Global Note;

(2) the Company shall promptly execute, and upon Company Order, the Trustee shall authenticate and deliver, to such beneficial owner Certificated Note(s) in an equivalent amount to such beneficial interest in such Global Note; and

(3) the Registrar shall decrease such Global Note by such amount in accordance with the foregoing.

(iii) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, together with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so cancelled. If no Global Notes are then outstanding, the Company shall issue and upon receipt of a Company Order the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Note in the appropriate principal amount.

(b) None of the Trustee, the Paying Agent, the Registrar or the Conversion Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(c) None of the Trustee, the Paying Agent, the Registrar or the Conversion Agent shall have any responsibility or obligation to any beneficial owner in a Global Note, any DTC participant or other Person with respect to the accuracy of the records of DTC or its nominee or of any DTC participant, with respect to any ownership interest in the Notes or with respect to the delivery to any DTC participant, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of the Global Note and made in accordance with the Applicable Procedures). The rights of beneficial owners in the Global Note shall be exercised only through DTC subject to the Applicable Procedures, other than (i) the right of a beneficial owner to exchange its beneficial interest in a Global Note for a Certificated Note during the continuance of an Event of Default pursuant to Section 2.12(a)(ii) and (ii) the right of a holder of Common Stock issued upon conversion to enforce the provisions of Section 2.06(i). The Trustee, the Paying Agent, the Registrar and the Conversion Agent shall be entitled to rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners. Subject to the exceptions set forth in the second preceding sentence, the Trustee, the Paying Agent, the Registrar and the Conversion Agent shall be entitled to deal with DTC, and any nominee thereof, that is the registered Holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal and interest and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Trustee, the Paying Agent, the Registrar or the Conversion Agent shall have any responsibility or liability for any acts or omissions of DTC with respect to such Global Note, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the DTC and any DTC participant or between or among DTC, any such DTC participant and/or any Holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

(d) Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between DTC and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of DTC (or its nominee) as Holder of such Global Note.

Section 2.13. CUSIP and ISIN Numbers.

(a) The Company, in issuing the Notes, shall use one or more restricted CUSIP, ISIN or other similar numbers for such Notes (if then generally in use) until such time as the Restricted Securities Legend is removed therefrom. At such time as the legend is removed from such Notes, the Company will use an unrestricted CUSIP number for such Note, but only with respect to the Notes where so removed. The Company and the Trustee may use CUSIP, ISIN or other similar numbers in notices as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP, ISIN or other similar number that appears on any Note, check, advice of payment or notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any action taken in connection with such a notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing in the event of any change in the CUSIP, ISIN or other similar numbers.

(b) Until such time as the Restricted Stock Legend is no longer required to be borne by any shares of Common Stock issued upon the conversion of the Notes pursuant to Section 2.06(f) or otherwise, any shares of Common Stock issued upon conversion of the Notes shall bear a restricted CUSIP number. At such time as the Restrictive Stock Legend is no longer required to be borne by any shares of Common Stock issued upon the conversion of the Notes pursuant to Section 2.06(f) or otherwise, any shares of Common Stock issued upon conversion of the Notes shall bear an unrestricted CUSIP number.

Section 2.14. Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes with the same terms as the Notes initially issued hereunder (other than differences in the issue price and the date from which interest will accrue) in an unlimited aggregate principal amount, provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes or securities law purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash settled swaps or other derivatives.

ARTICLE 3

FUNDAMENTAL CHANGE PURCHASE RIGHT

Section 3.01. Fundamental Change Permits Holders to Require Company to Purchase Notes. If a Fundamental Change occurs at any time, each Holder shall have the right, at its option, to require the Company to purchase for cash all of its Notes or any portion thereof that is equal in principal amount to $1,000 or an integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Purchase Date”) chosen and specified by the Company in the

Fundamental Change Purchase Notice for such Fundamental Change that is not less than 20 Business Days nor more than 35 Business Days immediately following the relevant Fundamental Change Notice Date (provided that the Fundamental Change Purchase Date shall be subject to postponement to allow the Company to comply with applicable law as a result of changes to such applicable law occurring after the date of this Indenture), at a price (the “Fundamental Change Purchase Price”) equal to 100% of the principal amount of the Note to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Purchase Date; provided, however, that if the Fundamental Change Purchase Date occurs after a Record Date for the payment of interest, and on or prior to the corresponding Interest Payment Date, the Company shall instead pay the full amount of accrued and unpaid interest , if any, payable on such Interest Payment Date to the Holder of record of such Note on such Record Date and the Fundamental Change Purchase Price shall instead be equal to 100% of the principal amount of such Note. Any Notes purchased by the Company pursuant to this Section 3.01 will be paid for in cash.

Section 3.02. Fundamental Change Notice. Promptly following the occurrence of a Fundamental Change, the Company shall deliver written notice of such Fundamental Change and the resulting purchase right (the “Fundamental Change Notice,” and the date of such mailing, the “Fundamental Change Notice Date”) to each Holder, the Trustee, the Conversion Agent and the Paying Agent. Such Fundamental Change Notice shall state:

(a) the events causing the relevant Fundamental Change;

(b) the effective date of such Fundamental Change;

(c) the last date on which a Holder may exercise its right to require the Company to purchase such Holder’s Notes under this Article 3;

(d) the Fundamental Change Purchase Price;

(e) the Fundamental Change Purchase Date;

(f) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(g) the Conversion Rate in effect on the Fundamental Change Notice Date and, if the relevant Fundamental Change constitutes a Make-Whole Fundamental Change, any adjustment that will be made to the Conversion Rate for a Holder that converts its Note in connection with such Make-Whole Fundamental Change pursuant to Section 11.07;

(h) that any Notes with respect to which a Fundamental Change Purchase Notice has been delivered may be converted only if such Fundamental Change Purchase Notice is validly withdrawn in accordance with the terms of this Indenture;

(i) the procedures the Holder must follow to exercise its right to require the Company to purchase such Holder’s Notes under this Article 3 and the procedures that a Holder must follow to convert its Note pursuant to Article 11;

(j) that the Fundamental Change Purchase Price for any Notes as to which a Fundamental Change Purchase Notice has been duly delivered and not withdrawn will be paid on the later of the Fundamental Change Purchase Date and the time of book-entry transfer or delivery of such Notes;

(k) that payment may be collected only if the Notes to be purchased are surrendered to the Paying Agent;

(l) the conversion rights of the Notes, including an explanation that a condition to conversion has been satisfied;

(m) the procedures the Holder must follow for withdrawing a Fundamental Change Purchase Notice;

(n) that unless the Company defaults in making payment of such Fundamental Change Purchase Price on the Notes surrendered for purchase by the Company, interest, if any, on Notes for which a Fundamental Change Purchase Notice has been validly given and not withdrawn will cease to accrue on and after the Fundamental Change Purchase Date;

(o) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(p) such other information as the Company reasonably determines is appropriate to include therein.

Section 3.03. Fundamental Change Purchase Notice.

(a) To exercise its purchase right upon the occurrence of a Fundamental Change under Section 3.01, a Holder or beneficial owner of a Note, as the case may be, must (i) deliver, by the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, the Notes to be purchased, duly endorsed for transfer, together with the duly completed “Form of Fundamental Change Purchase Notice” on the reverse side of the Notes that such Holder is tendering for purchase (such notice, a “Fundamental Change Purchase Notice”) to the Paying Agent if the Notes that such Holder is delivering for purchase are Certificated Notes, or (ii) comply, by no later than the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, with the Applicable Procedures if the Notes (or portions thereof) being surrendered for purchase are Global Notes. The Fundamental Change Purchase Notice must state:

(A) if the Notes being delivered for purchase are Certificated Notes, the certificate numbers of such Notes;

(B) the portion of the principal amount of the Notes to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(C) that such Notes shall be purchased by the Company pursuant to the terms and conditions specified in this Article 3 and in the Notes.

(b) In the case of Certificated Notes, unless and until the Paying Agent receives a validly endorsed and delivered Fundamental Change Purchase Notice, together with any Notes to which such Fundamental Change Purchase Notice pertains, in a form that conforms with the description contained in such Fundamental Change Purchase Notice in all material aspects, the Holder submitting the Notes shall not be entitled to receive the Fundamental Change Purchase Price for such Notes.

(c) After delivering a Fundamental Change Purchase Notice to the Paying Agent, a Holder may withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivering to the Paying Agent a written notice of withdrawal at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date. Such notice of withdrawal shall state:

(i) the principal amount of any Notes with respect to which the Fundamental Change Purchase Notice is to be withdrawn, which must equal $1,000 or an integral multiple thereof;

(ii) if the Notes to be withdrawn are Certificated Notes, the certificate numbers of the Notes to be withdrawn; and

(iii) the principal amount, if any, which amount must equal $1,000 or an integral multiple thereof, that remains subject to the original Fundamental Change Purchase Notice.

In the case of a Global Note, the Holder must comply with Applicable Procedures when delivering a Note (or portion thereof) for repurchase under Section 3.03(a) or when withdrawing a Note (or portion thereof) for which a Fundamental Change Purchase Notice has been submitted under this Section 3.03(c).

Section 3.04. Effect of Fundamental Change Purchase Notice.

(a) If a Holder validly delivers to the Paying Agent a Fundamental Change Purchase Notice (together with all necessary endorsements) with respect to a Note, such Holder may no longer convert such Note unless and until such Holder validly withdraws such Fundamental Change Purchase Notice in accordance with Section 3.03(c) above.

(b) Upon the Paying Agent’s receipt of (x) a valid Fundamental Change Purchase Notice (together with all necessary endorsements) and (y) the Notes to which such Fundamental Change Purchase Notice pertains, the Holder of the Notes to which such Fundamental Change Purchase Notice pertains shall be entitled, except to the extent such Holder has validly withdrawn such Fundamental Change Purchase Notice in accordance with Section 3.03(c) above, to receive the Fundamental Change Purchase Price with respect to such Notes on the later of (i) the Fundamental Change Purchase Date and (ii) if the Notes are Certificated Notes, the date of delivery of such Notes to the Paying Agent, or, if the Notes are Global Notes, the time of book-entry transfer with respect thereto.

(c) If, on the Fundamental Change Purchase Date, the Company, in accordance with Section 3.05 below, has deposited with the Paying Agent money sufficient to pay the Fundamental Change Purchase Price of all of the Notes for which the Holders thereof have delivered and not validly withdrawn a Fundamental Change Purchase Notice in accordance with Section 3.03 above:

(i) such Notes shall cease to be outstanding and interest shall cease to accrue thereon (whether or not book-entry transfer of such Notes is made or whether or not such Notes are delivered to the Paying Agent, as the case may be); and

(ii) all other rights of the Holders with respect to the tendered Notes shall terminate (other than the right to receive payment of the Fundamental Change Purchase Price upon delivery or transfer of the Notes, and previously accrued and unpaid interest, if any).

Section 3.05. Deposit of Fundamental Change Purchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 5.05(b)) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof which are to be purchased as of the Fundamental Change Purchase Date. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for purchase (and not withdrawn prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date) will be made on the later of (i) the Fundamental Change Purchase Date (provided the Holder has satisfied the conditions in Section 3.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 3.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 3.06. Notes Purchased in Part. Any Certificated Note that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney-in-fact duly authorized in writing) and the Company shall execute and upon receipt of a Company Order (which the Company shall deliver) the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased, or in the case of a Global Note, the Company shall instruct the Registrar to decrease such Global Note by the principal amount of the purchased portion of the Note surrendered.

Section 3.07. Covenant to Comply with Securities Laws Upon Purchase of Notes. In connection with any offer to purchase Notes under this Article 3, the Company shall, if required, (a) comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable, (b) file a Schedule TO (or any successor thereto) or any other required schedule under the Exchange Act, and (c) otherwise comply with all applicable U.S. federal and state securities laws, in each case so as to permit the rights and obligations under this Article 3 to be exercised in the time and in the manner specified herein.

Section 3.08. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.03 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Fundamental Change Purchase Date, the Paying Agent shall, subject to Section 8.06, return any such excess to the Company.

Section 3.09. Covenant Not to Purchase Notes Upon Certain Events of Default.

(a) Notwithstanding anything to the contrary in this Article 3, no Notes may be purchased at the option of the Holders under this Article 3 if there has occurred and is continuing an Event of Default with respect to the Notes, other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price of the Notes.

(b) If a Fundamental Change Purchase Notice is delivered and, on the Fundamental Change Purchase Date, such Fundamental Change Purchase Notice has not been validly withdrawn in accordance with Section 3.03(c) above, and, pursuant to this Section 3.09, the Company is not permitted to purchase Notes, such Fundamental Change Purchase Notice shall be deemed to have been withdrawn.

(c) If a Holder tenders a Note (or any portion of a Note) for purchase pursuant to this Article 3 and, on the Fundamental Change Purchase Date, pursuant to this Section 3.09, the Company is not permitted to purchase such Note (or such portion of a Note), the Paying Agent will (i) if such Note is a Certificated Note, return such Note to such Holder with an explanation by the Company as to why such purchase is not permitted , and (ii) if such Note is held in book-entry form, in compliance with the Applicable Procedures, together with an explanation by the Company as to why such purchase is not permitted, deem to be cancelled any instructions for book-entry transfer of such Note (or such portion of a Note).

ARTICLE 4

NO REDEMPTION

Section 4.01. No Redemption. The Notes shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for the Notes.

ARTICLE 5

COVENANTS

Section 5.01. Payment of Notes.

(a) The Company shall promptly make all payments on the Notes on the dates, in the manner and as otherwise required under the Notes or this Indenture. If the Company is required to pay any amounts of cash to the Trustee, the Paying Agent or the Conversion Agent, such amounts of cash shall be deposited by the Company with the Trustee, the Paying Agent or the Conversion Agent by 10:00 a.m., New York City time, on the required date. Interest on Certificated Notes shall be payable (i) to a Holder of a Certificated Note having an aggregate principal amount of $2,000,000 or less, by check mailed to such Holder at its address as it appears in the Register and (ii) to a Holder of a Certificated Note having an aggregate principal amount of more than $2,000,000, either by check mailed to such Holder or, upon written application by such Holder to the Registrar prior to the relevant Record Date, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary. The Company through the Paying Agent shall make all payments of principal and interest on Global Notes in immediately available funds to the Depositary or its nominee, in accordance with Applicable Procedures.

(b) The Company through the Paying Agent shall make any required interest payments, if any, to the Person in whose name each Note is registered at the Close of Business on the Record Date for such interest payment. The principal, accrued and unpaid interest, if any, or payment of the Fundamental Change Purchase Price shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.

Section 5.02. SEC and Other Reports.

(a) The Company shall file with the Trustee within 15 days after the same are required to be filed with the SEC, copies of any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any similar or successor grace period). Any such document or report that the Company files with the SEC via the SEC’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 5.02(a) at the time such documents are filed via the EDGAR system.

(b) If, at any time during the period beginning on, and including, the date which is six months after the Original Issuance Date, the Company fails to timely file any report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than reports on Form 8-K), or the Notes are not otherwise freely tradable, including pursuant to Rule 144, by Holders other than the Company’s Affiliates (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes, which shall accrue at a rate of 0.50% per annum, from and including the later of the date six months after the Original Issuance Date and the first date on which such failure to file exists or the Notes are not freely tradable, including pursuant to Rule 144, as the case may be, until the earlier of (i) the Scheduled Free Trade Date and (ii) the date on which such failure to file has been cured (if applicable) and the Notes are freely tradable.

(c) In addition, the Company shall pay Additional Interest on the Notes, which shall accrue at a rate of 0.50% per annum, if, and for so long as, the Restricted Securities Legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), in each case, on or after the fifteenth calendar day following the Scheduled Free Trade Date.

(d) In no event shall Additional Interest (including any Additional Interest that may accrue pursuant to Section 7.01(c) as a result of the Company’s failure to comply with the Company’s Filing Obligations) accrue at a rate per year in excess of 0.50%, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(e) Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(f) Notwithstanding the foregoing, during the period beginning six months following the Original Issuance Date and ending on the fifteenth calendar day following the Scheduled Free Trade Date, the Company shall not be required to pay Additional Interest with respect to any failure to timely file any report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than reports on Form 8-K) or if the Notes are not otherwise freely tradable on any date on which (w) the Company has filed a shelf registration statement for the resale of the Notes and any shares of Common Stock issuable upon conversion of the Notes, (x) such shelf registration statement is effective and usable by Holders identified therein as selling security holders for the resale of the Notes and any shares of Common Stock issued upon conversion of the Notes, (y) the Holders may register the resale of their Notes under such shelf registration statement on terms customary for the resale of convertible securities offered in reliance on Rule 144A (but without black-out or suspension rights) and (z) the Notes and/or shares of Common Stock sold pursuant to such shelf registration statement become freely tradable as a result of such sale.

(g) If the Company is required to pay Additional Interest to Holders pursuant to clause (b) or (c) above, the Company shall provide an Officer’s Certificate to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) to that effect, which shall be delivered in accordance with Section 14.01 no later than three Business Days prior to the date on which any such Additional Interest is scheduled to be paid and shall make explicit reference to this Indenture, the Notes and the Company. Such Officer’s Certificate shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. Unless and until the Trustee receives such an Officer’s Certificate, subject to Article 8, the Trustee may assume without inquiry that no such Additional Interest is payable.

(h) Delivery of any such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 5.03. Compliance Certificate. Within 120 days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2013) of the Company, the Company shall deliver to the Trustee at its Corporate Trust Office in accordance with Section 14.01, making specific reference to this Indenture, the Notes and the Company, an Officer’s Certificate indicating whether each signer thereof knows of any Default that occurred during the previous year and, if so, shall specify each such Default and the nature and status thereof of which it may have knowledge and what action the Company is taking or proposes to take in respect thereof.

Section 5.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.05. Provisions as to Paying Agent.

(a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.05:

(i) that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Fundamental Change Purchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Purchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such due date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Purchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c) Anything in this Section 5.05 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 5.05, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

Subject to applicable unclaimed property laws, any money and any shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Purchase Price, if applicable), interest or the consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 5.06. Delivery of Certain Information. If, at any time, the Company is not subject to the reporting requirements of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon the request of any Holder, beneficial owner or prospective purchaser of the Notes or any shares of Common Stock issuable upon the conversion of Notes, promptly furnish to such Holder, beneficial owner or prospective purchaser the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of the Notes or such shares of Common Stock pursuant to Rule 144A, as such rule may be amended from time to time.

Section 5.07. Additional Amounts.

(a) If the Company consolidates with, merges with or into or enters into any similar transaction with, or conveys, transfers or leases all or substantially all of the Company’s property and assets to, any Person and the resulting, surviving or transferee Person is not organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia (such Person or any successor thereto, the “Surviving Entity”), then all payments and deliveries made by, or on behalf of the Surviving Entity under or with respect to the Notes, including, but not limited to, payments of principal (including, if applicable, the Fundamental Change Purchase Price), payments of interest and deliveries of Common Stock or other Reference Property (together with payment of cash in lieu of any fractional shares of Common Stock) upon conversion, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or within the jurisdiction in which the Surviving Entity is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made by the Surviving Entity for purposes of the tax law of that jurisdiction (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Surviving Entity shall pay to the Holder of each Note such additional amounts ( “Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owners after such withholding or deduction (and after deducting any Taxes on the Additional Amounts) shall equal the amounts that would have been received by such beneficial owners had no such withholding or deduction been required; provided that no Additional Amounts will be payable:

(i) for or on account of:

(A) any Taxes to the extent such Taxes would not have been imposed but for:

(1) the existence of any present or former connection between the Holder or beneficial owner of such Note and the Relevant Taxing Jurisdiction, including, without limitation, being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein, but excluding the mere holding or enforcement of such Note or the receipt of payments thereunder;

(2) the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Fundamental Change Purchase Price, if applicable) and interest on, such Note or the delivery of Common Stock and other Reference Property (together with payment of cash in lieu of any fractional shares of Common Stock) upon conversion of such Note became due and payable pursuant to the terms thereof or was made or duly provided for; or

(3) the failure of the Holder or beneficial owner to comply with a timely request from the Surviving Entity, addressed to the Holder or beneficial owner, as the case may be, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation, treaty or administrative practice of the Relevant Taxing Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner;

(B) any estate, inheritance, gift, sale, transfer, excise, personal property or similar Taxes;

(C) any Taxes to the extent such Taxes are required to be imposed pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meetings of November 26 and 27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such directives;

(D) any Taxes to the extent such Taxes result from the presentation of any Note for payment (where presentation is required for payment) and the payment can be made without such withholding or deduction by the presentation of the Note for payment to at least one other Paying Agent in a member state of the European Union;

(E) any Taxes that are payable otherwise than by withholding from payments under or with respect to the Notes;

(F) any Taxes required by sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(G) any combination of Taxes referred to in the preceding clauses (A) through (F).

(ii) Furthermore, Additional Amounts shall not be paid for any Taxes with respect to any payment of the principal of (including the Fundamental Change Purchase Price, if applicable) and interest on, such Note or the delivery of Common Stock or other Reference Property (together with payment of cash in lieu of any fractional shares of Common Stock) upon conversion of such Note to a Holder, if the Holder is a fiduciary, partnership or Person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.

(b) Any reference in this Indenture or the Notes in any context to the delivery of Common Stock or other Reference Property (together with payment of cash in lieu of any fractional shares of Common Stock) upon conversion of any Note or the payment of principal of (including the Fundamental Change Purchase Price, if applicable) and interest on, any Note or any other amount payable with respect to such Note, shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Section 5.07.

(c) Each Holder entitled to any Additional Amounts shall cooperate with the Surviving Entity and the Trustee in providing any information or documentation reasonably requested by the Surviving Entity or the Trustee to confirm the identity and/or tax status of such Holder and any affected beneficial owner (to the extent necessary to establish such Holder’s entitlement to Additional Amounts) and to assist the Surviving Entity or Trustee in determining the applicable withholding tax rate and the amount of Additional Amounts payable in respect thereof. The Company shall furnish to the Trustee an Officer’s Certificate and any other documentation reasonably satisfactory to the Trustee evidencing the payment of any Taxes so deducted or withheld and the amount of any Additional Amounts payable thereon. Copies of such documentation shall be made available by the Trustee to Holders upon written request to the Trustee.

ARTICLE 6

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 6.01. Company May Consolidate, Merge or Sell Its Assets on Certain Terms. The Company shall not consolidate with, merge with or into or enter into any similar transaction with, or convey, transfer or lease all or substantially all of its property and assets to, any Person unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”) is a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia or the Islands of Bermuda, the Cayman Islands, the Republic of Ireland or the United Kingdom, and such Successor Company (if other than the Company) expressly assumes, by executing and delivering to the Trustee a supplemental indenture, all of the Company’s obligations under the Notes and under this Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts, as set forth under Section 5.07);

(b) immediately after giving effect to such transaction, no Default or Event of Default has occurred or is continuing; and

(c) the Company and the Successor Company (if other than the Company) shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel stating that:

(i) each of (x) such consolidation, merger (or similar transaction), conveyance, transfer or lease and (y) such supplemental indenture complies with this Article 6; and

(ii) all conditions precedent relating to such transaction provided herein have been complied with.

For purposes of this Section 6.01, any conveyance, transfer or lease of properties and assets of one or more Subsidiaries of the Company that would, if the Company had held such properties and assets directly, have constituted the conveyance, transfer or lease of substantially all of the Company’s properties and assets shall be treated as such hereunder.

For the avoidance of doubt, the immediately preceding paragraph shall not apply to any conveyance, transfer or lease of properties and assets of one or more Subsidiaries of the Company to the Company or any Wholly Owned Subsidiary thereof.

Section 6.02. Successor Corporation to be Substituted. Upon any such consolidation, merger (or similar transaction), conveyance or transfer (but not upon a lease) and the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of, accrued and unpaid interest, if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company, and may exercise every right and power of, the Company under this Indenture. Such Successor Company thereupon may cause to be signed, and may issue in its own name, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. Upon any such consolidation, merger (or similar transaction), conveyance or transfer (but not upon a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 6 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger (or similar transaction), conveyance, transfer or lease, changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE 7

DEFAULTS AND REMEDIES

Section 7.01. Events of Default.

(a) Each of the following events shall be an “Event of Default”:

(i) the Company defaults in the payment of interest on any Note when the same becomes due and payable and such default continues for a period of 30 days;

(ii) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at the Maturity Date, upon declaration of acceleration, upon any Fundamental Change Purchase Date or otherwise;

(iii) a failure by the Company to deliver the consideration due upon the conversion of any Notes and such failure continues for five Business Days;

(iv) a failure by the Company to give a Fundamental Change Notice in accordance with Section 3.02, a notice of a Make-Whole Fundamental Change in accordance with Section 11.07 or a Specified Corporate Transaction Notice in accordance with Section 11.01(b)(iv), in each case when due;

(v) a failure by the Company to comply with its obligations under Article 6 hereof;

(vi) a default by the Company in the performance of, or a breach of any other covenant or agreement of the Company in, the Notes or this Indenture (other than a covenant or agreement in respect of which a default or breach is specifically addressed in Sections 7.01(a)(i) through 7.01(a)(v) above) and such default or breach continues for a period of 60 consecutive days after written notice of such default is delivered to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes then outstanding;

(vii) a default by the Company or any of its Significant Subsidiaries under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company and/or any of its Significant Subsidiaries for money borrowed in excess of $10 million in the aggregate, whether such indebtedness exists as of the date hereof or is created following the date hereof, which default (1) results in such indebtedness becoming or being declared due and payable or (2) constitutes a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amounts of Notes then outstanding, in accordance with this Indenture;

(viii) a final judgment for the payment of $10 million or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary of the Company, which judgment is not discharged or stayed within 60 days after (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished;

(ix) the Company or any then-current Significant Subsidiary thereof shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(x) an involuntary case or other proceeding shall be commenced against the Company or any then-current Significant Subsidiary thereof seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.

(b) Within the 30 days immediately following the occurrence of an Event of Default or any Default, the Company shall deliver to the Trustee at its Corporate Trust Office, in accordance with Section 14.01, written notice thereof in the form of an Officer’s Certificate describing each Event of Default or Default that has occurred and is continuing and its status and explaining what action the Company is taking or proposes to take in respect thereof, which notice shall make explicit reference to this Indenture, the Notes and the Company.

(c) Notwithstanding anything to the contrary in the Notes or elsewhere in this Indenture, except as provided in Section 5.02(b) or (c), at the election of the Company, the sole remedy of Holders for an Event of Default relating to the failure by the Company to comply with its obligation to file reports, information or documents with the Trustee pursuant to Section 5.02(a) (the “Company’s Filing Obligations”) shall, for the first 180 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest at an annual rate equal to (x) 0.25% per annum on the principal amount of the Notes then outstanding for each day during the period beginning on, and including the date on which such an Event of Default first occurs and ending on the earlier of (i) the date on which such Event of Default is cured or validly waived or (ii) the 90th day immediately following, and including, the date on which such Event of Default first occurred and (y) if such Event of Default has not been cured or validly waived prior to the 91st day immediately following, and including, the date on which such Event of Default first occurred, 0.50% per annum on the principal amount of the Notes then outstanding for each day during the period beginning on, and including, the 91st day immediately following, and including, the date on which such Event of Default first occurred and ending on the earlier of (i) the date on which such Event of Default is cured or validly waived or (ii) the 180th day immediately following, and including, the date on which such Event of Default first occurred. If the Company makes such election to pay Additional Interest, such Additional Interest shall be payable in arrears on each Interest Payment Date following the date on which such Event of Default first occurred in the same manner as stated interest payable on the Notes. On the 181st day following the date on which such Event of Default first occurred (if the failure to comply with the Company’s Filing Obligations is not cured or waived prior to such 181st day), the Notes shall be subject to acceleration as provided in Section 7.02. In no event shall Additional Interest (including any Additional Interest that may accrue pursuant to Section 5.02(b) or Section 5.02(c)) accrue at a rate per year in excess of 0.50%, regardless of the number of events or circumstances giving rise to the requirements to pay such Additional Interest. The provisions contained in this Section 7.01(c) shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. If the Company does not elect to pay Additional Interest upon an Event of Default in accordance with this Section 7.01(c), the Notes shall be subject to acceleration as provided in Section 7.02. In order to elect to pay Additional Interest as the sole remedy for the first 180 days after the occurrence of an Event of Default relating to the failure by the Company to comply with the Company’s Filing Obligations, the Company must notify, in the manner provided for in Section 14.01, all Holders of the Notes, the Paying Agent and the Trustee of such election at any time on or before the date on which such Event of Default first occurs (which notice shall include a statement as to the date from which Additional Interest is payable and, in the case of the Trustee, shall be delivered to its Corporate Trust Office and shall make explicit reference to this Indenture, the Notes and the Company). Unless and until a Trust Officer receives at the Corporate Trust Office such notice, the Trustee may assume without inquiry that no Additional Interest is payable. Upon failure by the Company to timely give such notice to pay such Additional Interest, or if the Company has provided such notice but has failed to pay such Additional Interest, the Notes shall be immediately subject to acceleration as provided in Section 7.02.

Section 7.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 7.01(a)(ix) or 7.01(a)(x) with respect to the Company) occurs and is continuing, and in each and every such case, except for any Notes the principal of which shall have already become due and payable, either the Trustee, by written notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may declare 100% of the principal amount of, and accrued and unpaid interest on, all of the Notes then outstanding, to be due and payable immediately, and upon any such declaration, the same shall be immediately due and payable. If an Event of Default specified in Section 7.01(a)(ix) or 7.01(a)(x) occurs with respect to the Company, 100% of the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding shall, automatically and without any notice or other action by the Trustee or any Holder, be and become immediately due and payable, to the fullest extent permitted by applicable law. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by written notice to the Trustee and the Company, and without notice to any other Holder, may rescind any acceleration of the Notes if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of and interest on the Notes that has become due solely by such acceleration, have been cured or waived. Any such rescission shall not affect any subsequent Default or impair any right consequent thereon.

Section 7.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, accrued and unpaid interest, if any, or payment of the Fundamental Change Purchase Price on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 7.04. Waiver of Defaults. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by written notice to the Trustee and the Company and without notice to any other Holder, may waive any current or past Default or Event of Default, except with respect to (a) any failure by the Company to pay the principal of or accrued interest on the Notes (including the Fundamental Change Purchase Price, if applicable), (b) any failure by the Company to comply with its obligations to purchase Notes when required to do so under Article 3, (c) any failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (d) any covenant or provision of this Indenture or the Notes that under Section 10.02 cannot be modified or amended without the consent of all Holders. Any such waiver shall not affect any subsequent or other Default or impair any right consequent thereon.

Section 7.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee; provided that (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or would involve the Trustee in personal liability and (ii) for the avoidance of doubt, the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. If an Event of Default has occurred and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers hereunder at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense in connection therewith.

Section 7.06. Limitation on Suits. Except to enforce its rights as provided in Section 7.07, no Holder may institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder shall have previously given to the Trustee written notice that an Event of Default has occurred and is continuing;

(b) the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding shall have made a written request to the Trustee to take such action;

(c) such Holder or Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs and other liabilities of compliance with such written request;

(d) the Trustee shall not have complied with such written request during the first 60 days after receiving such written notice, request and offer of security or indemnity; and

(e) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes shall not have given the Trustee a direction inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

Section 7.07. Rights of Holders to Receive Payment; Suit Therefor. Notwithstanding any other provision of this Indenture, each Holder shall have the right to receive payment or delivery, as the case may be, of (i) the principal (including the Fundamental Change Purchase Price, if applicable) of, (ii) accrued and unpaid interest on and (iii) the consideration due upon conversion of, its Notes, on or after the respective due dates expressed or provided for in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such Holder and shall not be subject to the requirements of Section 7.06. Payments of the Fundamental Change Purchase Price, cash due upon conversion (if any), and principal and interest that are not made when due shall accrue interest per annum at the then-applicable interest rate from the required payment date.

Section 7.08. Collection Suit by Trustee. If an Event of Default specified in Section 7.01(a)(i) or 7.01(a)(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest, if any, to the extent lawful) and the amounts provided for in Section 8.06.

Section 7.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 8.06.

Section 7.10. Priorities. Any monies collected by the Trustee pursuant to this Article 7 with respect to the Notes and any other monies or property distributable in respect of the Company’s obligations under this Indenture following an Event of Default specified in Section 7.01(a)(ix) or Section 7.01(a)(x) with respect to the Company shall be applied in the following order:

FIRST: to the Trustee (including any predecessor trustee) for amounts due under Section 8.06;

SECOND: to Holders for amounts due and unpaid on the Notes for principal, accrued and unpaid interest, if any, payment of the Fundamental Change Purchase Price and the cash deliverable upon conversion of Notes then submitted for conversion, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.

Section 7.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder to enforce its rights as set forth in Section 7.07, a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time outstanding, or a suit by a beneficial owner to enforce its rights under Section 2.12(a)(ii)(A).

Section 7.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 8

TRUSTEE

Section 8.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that the Trustee will examine the certificates and opinions to determine whether they conform to the requirements set forth in this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this sub-section (c) does not limit the effect of the remainder of this Section 8.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05 hereof, or exercising any trust or power conferred upon the Trustee under this Indenture absent negligence or willful misconduct.

(d) All monies received by the Trustee shall, until delivered to the applicable Holders as herein provided, be held in trust in a non-interest bearing trust account for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

(f) Whether herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 8, and the provisions of this Article 8 shall apply to the Trustee, Registrar, Paying Agent, Bid Solicitation Agent and Conversion Agent.

(g) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default, other than a failure by the Company to make any payment hereunder when due, unless (i) written notice of such Default or Event of Default from the Company or any Holder is received by a Trust Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture or (ii) a Trust Officer shall have actual knowledge thereof.

Section 8.02. Rights of Trustee.

(a) The Trustee may conclusively rely upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting (except in connection with an application for authorization of Notes pursuant to Section 2.03) at the direction of the Company, it may require an Officer’s Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel and may conclusively rely upon such Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care hereunder.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its own selection, and the written advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including, without limitation, the Registrar, Paying Agents, Bid Solicitation Agent and Conversion Agent.

(h) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(i) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(j) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order or any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

Section 8.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Bid Solicitation Agent (if other than the Company), Conversion Agent or co-Registrar may do the same with like rights. However, the Trustee must comply with Section 8.10.

Section 8.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, sufficiency, priority or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Section 8.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and is actually known to the Trustee, the Trustee shall deliver to each Holder notice of such Default or Event of Default within 90 days after the Trustee obtains such actual knowledge; provided that except in the case of a Default described in Section 7.01(a)(i), 7.01(a)(ii) or 7.01(a)(iii), the Trustee may withhold the notice if and so long as a committee of Trust Officers of the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

Section 8.06. Compensation and Indemnity.

(a) The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing for all services rendered by it hereunder in any capacity. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket fees and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts and of all Persons not regularly in its employ. The Company shall fully indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder in any capacity, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person). The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

(b) To secure the Company’s payment obligations under this Section 8.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal, accrued and unpaid interest, if any, or payment of the Fundamental Change Purchase Price on particular Notes.

(c) The Company’s payment obligations pursuant to this Section 8.06 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of the Indenture or the termination for any reason of this Indenture. If the Trustee incurs expenses (including the reasonable charges and expenses of its counsel) after the occurrence of a Default specified in Section 7.01(a)(ix) or Section 7.01(a)(x) with respect to the Company, the expenses are intended to constitute expenses of administration under applicable bankruptcy laws.

(d) “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 8.07. Replacement of Trustee.

(a) The Trustee may resign at any time by notifying the Company in writing and by mailing notice thereof to the Holders at their addresses as they shall appear on the Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.10 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of

Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor Trustee that shall be deemed appointed as successor Trustee, unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as specified in clause (a) above, may petition any court of competent jurisdiction for an appointment of a successor Trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 8.08.

Section 8.08. Acceptance by Successor Trustee. Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien prior to the Notes on all money or property held or collected by the Trustee, other than money or property held in trust to pay the principal, accrued and unpaid interest, if any, or payment of the Fundamental Change Purchase Price on particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.06.

No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.10.

Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, each of the Company and the successor Trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such Trustee hereunder to the Holders at their addresses as they shall appear on the Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.09. Successor Trustee by Merger.

(a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including administration of this Indenture) to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee; provided that if such successor Trustee is not eligible to act as Trustee pursuant to Section 8.10, such successor Trustee shall promptly resign pursuant to Section 8.07.

(b) In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee.

Section 8.10. Eligibility; Disqualification. The Trustee must be a Person who is eligible to act as an indenture trustee under the TIA and must have a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 8.10, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.10, it shall resign immediately in the manner and with the effect specified in this Article.

ARTICLE 9

DISCHARGE OF INDENTURE

Section 9.01. Discharge of Liability on Notes. When (a) the Company delivers to the Registrar all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (b) all outstanding Notes have become due and payable, whether at the Maturity Date, any Fundamental Change Purchase Date, upon conversion or otherwise, and the Company irrevocably deposits with the Trustee or delivers to the Holders, as applicable, cash (and/or, if applicable, shares of Common Stock solely to satisfy outstanding conversions) sufficient to pay, or, if applicable, satisfy the Company’s Conversion Obligation with respect to, all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.07), and, in either case, the Company pays all other sums payable hereunder by the Company with respect to the outstanding Notes, then this Indenture shall, subject to Section 8.06, cease to be of further effect with respect to the Notes or any Holders. At the cost and expense of the Company, the Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to the Notes on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel.

ARTICLE 10

AMENDMENTS

Section 10.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

(a) cure any ambiguity, omission, defect or inconsistency in this Indenture and the Notes;

(b) conform the terms of this Indenture or the Notes to the “Description of the Notes” section of the Offering Memorandum;

(c) upon the occurrence of a Share Exchange Event, solely (i) provide that the Notes are convertible into Reference Property, subject to Section 11.03, and (ii) effect the related changes to the terms of the Notes required by Section 11.06, in each case, in accordance with Section 11.06;

(d) provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 6;

(e) add guarantees with respect to the Notes;

(f) secure the Notes;

(g) irrevocably elect one or more or eliminate any of the Settlement Methods or irrevocably elect a Specified Dollar Amount for all conversions;

(h) add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company; or

(i) make any change that does not adversely affect the rights of any Holder.

Any amendment or supplement to this Indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02. With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, may amend or supplement this Indenture or the Notes or may prospectively waive compliance with any provisions of the Notes or this Indenture; provided, however, that, without the consent of each Holder of an outstanding Note affected thereby, no amendment or supplement to, or prospective waiver of compliance with the provisions of, this Indenture or the Notes may:

(a) reduce the percentage in aggregate principal amount of Notes whose Holders must consent to an amendment of this Indenture;

(b) reduce the rate of or extend the stated time for payment of interest on any Note (other than Additional Interest);

(c) reduce the principal amount or change the Maturity Date of any Note;

(d) make any change that impairs or adversely affects the conversion rights of any Notes under Article 11 hereof or reduces the consideration due upon conversion;

(e) reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments;

(f) make any Note payable in a currency other than that stated in the Note;

(g) change the ranking of the Notes;

(h) impair the right of any Holder to receive payment of the principal of, and interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(i) change the provisions set forth in Section 5.07; or

(j) make any change to this proviso in Section 10.02 or to Section 7.04.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

Section 10.03. Execution of Supplemental Indentures. Upon the request of the Company, the Trustee shall sign any supplemental indenture authorized pursuant to this Article 10 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities under this Indenture of the Trustee. If the supplemental indenture adversely affects the Trustee’s rights, duties, liabilities or immunities under this Indenture, then the Trustee may, but need not, sign such supplemental indenture. In executing any supplemental indenture hereto, the Trustee shall be provided with, and (subject to the provisions of Section 8.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized and permitted under this Indenture and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, which requirements shall be non-waive-able by the Trustee.

Section 10.04. Notices of Supplemental Indentures. After an amendment or supplement to this Indenture or the Notes pursuant to Sections 10.01 or 10.02 becomes effective, the Company shall promptly deliver to each Holder a notice briefly describing such amendment or supplement to this Indenture. The failure to deliver such notice, or any defect in such notice, shall not impair or affect the validity of such amendment or supplement to this Indenture.

Section 10.05. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 10, (a) this Indenture shall be modified in accordance therewith, (b) such supplemental indenture shall form a part of this Indenture for all purposes, and (c) every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 10.06. Notation on or Exchange of Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 10 may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

ARTICLE 11

CONVERSIONS

Section 11.01. Conversion Privilege and Consideration.

(a) Subject to and upon compliance with the provisions of this Indenture, a Holder shall have the right, at such Holder’s option, to convert the principal amount of its Notes, or any portion of such principal amount that is equal to $1,000 or an integral multiple thereof, (i) subject to satisfaction of one or more of the conditions described in Section 11.01(b), at any time prior to the Close of Business on the Business Day immediately preceding September 1, 2020 during the periods set forth in Section 11.01(b), and (ii) irrespective of the conditions described in Section 11.01(b), on or after September 1, 2020 and prior to the Close of Business on the Business Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 122.1225 shares of Common Stock (subject to adjustment as provided in this Article 11, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 11.03, the “Conversion Obligation”).

(b)

(i) Prior to the Close of Business on the Business Day immediately preceding September 1, 2020, the Notes may be surrendered for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after March 31, 2014, if, for at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period ending on the last Trading Day of the immediately preceding fiscal quarter, the Last Reported Sale Price of the Common Stock on such Trading Day is greater than or equal to 130% of the applicable Conversion Price on such Trading Day (such condition, the “Sale Price Condition”). If the Sale Price Condition has been met, the Company shall promptly notify the Conversion Agent and Holders of its satisfaction and of the resulting right of Holders to convert their Notes. Neither the Trustee nor the Conversion Agent shall have an obligation to determine if the Sale Price Condition has been met or to verify the Company’s determination regarding the Sale Price Condition.

(ii) Prior to the Close of Business on the Business Day immediately preceding September 1, 2020, the Notes may be surrendered for conversion during the five consecutive Business Day period immediately following any ten consecutive Trading Day period (that ten consecutive day period, the “Measurement Period”) in which, for each Trading Day of such Measurement Period, the Trading Price per $1,000 principal amount of Notes (as determined following a request by a Holder in accordance with the procedures set forth in this Section 11.01(b)(ii) and the definition of “Trading Price” in Section 1.01), was less than 98% of the product of (x) the Last Reported Sale Price of the Common Stock on such Trading Day and (y) the Conversion Rate on such Trading Day (such product, the “Intrinsic Value,” and such condition, the “Trading Price Condition”). The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this Section 11.01(b)(ii) and the definition of Trading Price in Section 1.01. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of “Trading Price” in Section 1.01, along with appropriate contact information for each and the Company will provide or direct such securities dealers to provide the required information to the Bid Solicitation Agent.

(A) The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price of the Notes unless the Company has requested that the Bid Solicitation Agent determine the Trading Price of the Notes. The Company shall have no obligation to make such a request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price) unless a Holder of at least $2,000,000 principal amount of Notes (x) provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes for the immediately following Trading Day would be less than 98% of the Intrinsic Value of the Notes for such Trading Day and (y) requests that the Company request the Bid Solicitation Agent (if other than the Company) to determine, or, if the Company is acting as Bid Solicitation Agent, requests that the Company determine, the Trading Price of the Notes.

(B) Upon receipt from a Holder of such evidence and such a request, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or, if the Company is acting as the Bid Solicitation Agent, the Company shall determine, the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until a Trading Day occurs in which the Trading Price per $1,000 principal amount of Notes for such Trading Day is greater than or equal to 98% of the Intrinsic Value of the Notes for such Trading Day.

(C) If the Trading Price Condition has been met on any Trading Day, the Company shall notify Holders of its satisfaction and of the resulting right of Holders to convert their Notes on or prior to the Business Day immediately following such Trading Day. If, on any Trading Day after the Trading Price Condition has been met, the Bid Solicitation Agent determines that the Trading Price per $1,000 principal amount of Notes for such Trading Day is greater than or equal to 98% of the Intrinsic Value of the Notes for such Trading Day, the Company shall promptly so notify the Holders that the Trading Price Condition is no longer met.

(iii) If, prior to the Close of Business on September 1, 2020, the Company elects to:

(A) issue to all or substantially all holders of the Common Stock any rights, options or warrants (other than any issuance of any rights, options or warrants issued under a shareholder rights plan that are (i) transferable with shares of the Common Stock, including upon conversion, and (ii) not exercisable until the occurrence of a triggering event; provided that any such right, option or warrant shall be deemed issued under this Section 11.01(b)(iii)(A) upon the separation of such rights, options or warrants from the Common Stock, or upon the occurrence of a triggering event) entitling them, for a period of not more than 45 days after the announcement date of such issuance (or separation), to subscribe for or purchase shares of the Common Stock at a price per share of Common Stock less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B) distribute to all or substantially all holders of the Common Stock the Company’s assets, securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Company in good faith and in a commercially reasonable manner, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, in each case, at least 45 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution, the Company shall mail notice to the Conversion Agent and the Holders describing such issuance or distribution, the Holders’ rights to convert their Notes in accordance with this Section 11.01(b)(iii), the Conversion Rate in effect on the date the Company mails such notice, any adjustments to the Conversion Rate that must be made in connection with such issuance or distribution, and the effective date for any such adjustments. Once the Company has given such notice, a Holder may surrender all or a portion of its Notes for conversion at any time until the earlier of (x) the Close of Business on the Business Day immediately preceding such Ex-Dividend Date and (y) the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time. Holders of the Notes may not exercise this right if they participate, at the same time and upon the same terms as Holders of Common Stock and solely as a result of holding the Notes, in any of the transactions described in Section 11.01(b)(ii)(A) or (B) above, without having to convert their Notes as if such Holders held a number of shares of Common Stock equal to the applicable Conversion Rate multiplied by the principal amount (expressed in thousands of dollars) of Notes held by such Holder. Neither the Trustee nor the Conversion Agent shall have an obligation to determine if such an issuance or distribution has been made or to verify the Company’s determination regarding such event.

(iv) If, prior to the Close of Business on September 1, 2020, the Company or any third party publicly announces a transaction or event that would, if consummated, constitute a Fundamental Change, a Make-Whole Fundamental Change or Share Exchange Event (regardless of whether the Holders would have the right to require the Company to purchase their Notes pursuant to Article 3), or any such transaction or event occurs without any public announcement by the Company or otherwise, the Company shall mail notice (a “Specified Corporate Transaction Notice”) thereof to the Holders, the Trustee, and the Conversion Agent (if other than the Company) no later than the earlier of (x) the fifth Business Day following such an announcement (if any) and (y) the first Business Day following the effective date of such for such Fundamental Change, Make-Whole Fundamental Change or Share Exchange Event. For any such potential Fundamental Change, Make-Whole Fundamental Change or Share Exchange Event, the Specified Corporate Transaction Notice shall describe:

(A) the potential transaction or event;

(B) the anticipated effective date of such transaction or event;

(C) the Holders’ right to convert their Notes in accordance with this Section 11.01(b)(iv);

(D) the Conversion Rate in effect on the date the Company mails such notice;

(E) whether the relevant transaction or event is expected to constitute a Share Exchange Event, and, if so, that the Notes will become convertible into Reference Property, subject to the settlement provisions of the Indenture;

(F) whether the relevant transaction or event is expected to constitute a Fundamental Change, and, if so, that Holders will have the right to require the Company to purchase their Notes pursuant to Article 3; and

(G) whether the relevant transaction or event is expected to constitute a Make-Whole Fundamental Change, and, if so, that the Conversion Rate will be increased under Section 11.07 for Notes converted in connection with such Make-Whole Fundamental Change.

Upon the Company’s delivery of a Specified Corporate Transaction Notice with respect to any potential Fundamental Change, Make-Whole Fundamental Change or Share Exchange Event, a Holder may surrender all or any portion of its Notes, in principal amounts equal to $1,000 or an integral multiple thereof, for conversion at any time until the 35th Trading Day immediately following the effective date of such transaction or event, or, if such transaction or event constitutes a Fundamental Change, through and including, the Business Day immediately preceding the related Fundamental Change Purchase Date. Neither the Trustee nor the Conversion Agent shall have an obligation to determine if a Fundamental Change, Make-Whole Fundamental Change or Share Exchange Event has occurred or to verify the Company’s determination regarding such events.

Section 11.02. Conversion Procedure.

(a) To convert a Note or portion thereof, a Holder or beneficial owner, as the case may be, must (i) in the case of a Global Note, (a) comply with the Applicable Procedures then in effect for converting a beneficial interest in a Global Note and (b) if applicable, pay all funds required under Sections 11.02(g) and 11.02(h) below, and (ii) in the case of a Certificated Note, (a) complete and manually sign the conversion notice in the form attached to such Certificated Note (a “Notice of Conversion”) or a facsimile of the Notice of Conversion, (b) deliver the completed and signed Notice of Conversion, which is irrevocable, and the Certificated Note to the Conversion Agent, (c) if required, furnish appropriate endorsements and transfer documents (including any Signature Medallion Stamp Guarantee), (d) if applicable, pay any funds required under Section 11.02(h) below, and (e) if applicable, pay all funds required under Section 11.02(g) below.

(b) A Note shall be deemed to have been converted at the Close of Business on the first Business Day (the “Conversion Date”) on which (i) the Holder thereof satisfies all of the requirements set forth in Section 11.02(a) with respect to such Note and (ii) the conversion of such Note is not otherwise prohibited by Section 3.04(a) hereof.

(c) If the last day during any period on which a Note may be converted is not a Business Day, the Note may be surrendered on the immediately following day that is a Business Day. Upon the conversion of a Note, the Conversion Agent, as promptly as possible, and in no event later than one Business Day immediately following the Conversion Date for the Note, will provide the Company with notice of the conversion of the Note, and the Company, as promptly as possible, and in no event later than two Business Days after such Conversion Date, will notify the Trustee, if other than the Conversion Agent, of the conversion of the Note.

(d) If a Holder converts the entire principal amount of a Note, such Person will no longer be a Holder of such Note, except that (i) such Holder shall have the right hereunder to receive the consideration due upon conversion and (ii) if the relevant Conversion Date occurred between a Record Date and on or prior to the corresponding Interest Payment Date, the Holder of record of such Note shall have the right to receive the related interest payment on such Interest Payment Date.

(e) If a Holder surrenders only a portion of a Certificated Note for conversion, promptly after the Conversion Date for such portion, the Company shall execute and the Trustee shall authenticate and deliver to such Holder, a new Certificated Note in an authorized denomination equal to the aggregate principal amount of the unconverted portion of the surrendered Note. Upon the conversion of an interest in a Global Note, the Trustee shall promptly make a notation on the “Schedule of Exchanges of Notes” of such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing upon any conversion of a Note effected through any Conversion Agent other than the Trustee.

(f) Prior to obtaining Stockholder Approval, the converting Holder (or its designee) shall be treated as the holder of record of the shares of Common Stock to be delivered upon conversion as of the relevant Conversion Date. After obtaining Stockholder Approval, if any shares of Common Stock are issuable upon the conversion of a Note, the converting Holder (or its designee) shall be treated as the holder of record of such shares as of the relevant Conversion Date (in the case of Physical Settlement) or the last VWAP Trading Day of the relevant Observation Period for such Note (in the case of Combination Settlement).

(g) Notwithstanding Section 11.03(d), if a Holder converts its Note after the Close of Business on a Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Record Date, the Holder of such Note at the Close of Business on such Record Date shall receive the interest payment (and Additional Interest, if any) payable on such Note on such corresponding Interest Payment Date, notwithstanding the conversion. Any Note converted during the period beginning at the Close of Business on any Record Date and ending at the Open of Business on the Interest Payment Date corresponding to such Record Date must be accompanied by funds equal to the amount of interest payable on such Note on such corresponding Interest Payment Date; provided, however, that no such payment need be made: (i) for a Note surrendered for conversion after the Close of Business on the Record Date immediately preceding the Maturity Date, (ii) if the Company has specified a Fundamental Change Purchase Date that is after such Record Date and on or prior to the corresponding interest payment, or (iii) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Note. For the avoidance of doubt, the Company shall pay interest on the Maturity Date to applicable Holders of record on all Notes converted after the Close of Business on the Record Date immediately preceding the Maturity Date, and converting Holders shall not be required to pay to the Company equivalent interest amounts.

(h) If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon such conversion; provided that if such tax is due because such converting Holder requested that such shares of Common Stock be issued in a name other than such Holder’s name, such Holder shall pay such tax.

Section 11.03. Settlement Upon Conversion.

(a) Except as provided in Section 11.07(e), upon conversion of any Note, if the Company has not received the requisite approval from its stockholders in accordance with NASDAQ Stock Market Rule 5635 (the “Stockholder Approval”) to issue 20% or more of its Common Stock upon conversion of the Notes prior to the relevant Conversion Date (or, if earlier, the 45th Scheduled Trading Day immediately preceding the Maturity Date), the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date, together with a cash payment, if applicable, in lieu of any fractional share of Common Stock based on the Daily VWAP on the relevant Conversion Date. The Company shall deliver the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date. For the avoidance of doubt, any settlement of conversions pursuant to this Section 11.03(a) shall be considered “Physical Settlement” for all purposes hereunder, unless the context otherwise requires.

(b) The provisions of this Section 11.03(b), whether or not expressly stated therein, shall only apply to conversions of Notes in respect of which the Company has received Stockholder Approval prior to the relevant Conversion Date (or, if earlier, the 45th Scheduled Trading Day immediately preceding the Maturity Date).

(i) Except as provided in Section 11.07(e), upon conversion of any Note, if the Company has received Stockholder Approval prior to the relevant Conversion Date (or, if earlier, the 45th Scheduled Trading Day immediately preceding the Maturity Date), the Company shall pay or deliver, as the case may be, to the converting Holder cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 11.03(b)(vii) (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 11.03(b)(vii) (“Combination Settlement”), at the Company’s election (each of these settlement methods a “Settlement Method”).

(ii) All conversions occurring on or after September 1, 2020 shall be settled using the same Settlement Method. Subject to the foregoing, if the Company has received Stockholder Approval, the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates, and the Company may elect a Settlement Method with respect to certain Conversion Dates and not with respect to other Conversion Dates.

(iii) The Company shall deliver a notice (the “Settlement Method Notice”) of the Settlement Method elected by the Company:

(A) by written notice to all Holders of Notes, the Trustee and the Conversion Agent on or prior to the Close of Business on the Scheduled Trading

Day immediately preceding September 1, 2020, in the case of any conversion occurring on or after such date; or

(B) by written notice to the converting Holder, the Trustee and the Conversion Agent, prior to the Close of Business on the first Scheduled Trading Day following the relevant Conversion Date, in the case of any other conversion.

(iv) Any Settlement Method Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Method Notice shall indicate the Specified Dollar Amount. If the Company has received Stockholder Approval and does not timely deliver a Settlement Method prior to the deadline set forth in Section 11.03(b)(iii), the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Physical Settlement in respect of its Conversion Obligation.

(v) The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes to which this Section 11.03(b) applies (the “Settlement Amount”) shall be computed as follows:

(A) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date, together with cash in lieu of fractional shares pursuant to Section 11.03(b)(vii);

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive VWAP Trading Days during the related Observation Period; and

(C) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive VWAP Trading Days during the relevant Observation Period.

(vi) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the

Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(vii) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation shall be paid in cash.

(viii) Subject to Section 11.07(e), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the third Business Day immediately following the last VWAP Trading Day of the Observation Period, in the case of any other Settlement Method.

(c) If a Holder surrenders more than one Note for conversion on a single Conversion Date, the number of shares of Common Stock, if any, that the Company will deliver, and the amount of cash that the Company will pay pursuant to Section 11.03(a) or Section 11.03(b)(vii) in lieu of fractional shares of Common Stock, if any, shall be determined based on the total principal amount of Notes so surrendered by such Holder.

(d) If a Holder converts a Note, except as set forth in Section 11.02(g), (i) such Holder shall not receive any separate cash payment (in addition to the Conversion Obligation) for accrued and unpaid interest on such Note, and (ii) the Company’s delivery to such converting Holder of the Conversion Obligation shall be deemed to satisfy in full the Company’s obligation to pay to such Holder (A) the principal amount of such converted Note and (B) accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date. As a result, subject to Section 11.02(g), accrued and unpaid interest, if any, on a converted Note to, but excluding, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes, accrued and unpaid interest, if any, that is deemed to be paid shall be deemed to be paid first out of the cash paid upon such conversion, if any.

(e) If the Company receives Stockholder Approval on any day, the Company shall so notify Holders, the Trustee and the Conversion Agent prior to the Close of Business on such day.

Section 11.04. Covenants Relating to Underlying Shares.

(a) The Company shall, until all Notes cease to be outstanding and any consideration due upon conversion has been paid or delivered, as the case may be, reserve out of its authorized but unissued shares of Common Stock that have not been reserved for other purposes a number of shares of Common Stock, in the aggregate, equal to the product of the Maximum Conversion Rate and the aggregate principal amount of Notes then outstanding (expressed in thousands of dollars), to permit the conversion of the Notes.

(b) The Company covenants that any shares of Common Stock delivered upon conversion of the Notes shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights.

(c) The Company will use reasonable efforts to cause any such shares of Common Stock to be listed on any stock exchange on which the Common Stock is then listed.

Section 11.05. Adjustments to the Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as set forth in this Section 11.05, except that the Company shall not make any adjustments to the Conversion Rate for any Holder that participates (as a result of holding the Notes, and at the same time as the holders of the Common Stock participate) in any of the transactions described below (other than a share split or share combination) as if such Holder held, for each $1,000 principal amount of Notes held, a number of shares of the Common Stock equal to the applicable Conversion Rate, without having to convert its Notes.

(a) Dividends, Distributions, Splits and Combinations. If the Ex-Dividend Date occurs for any issuance by the Company of solely shares of the Common Stock as a dividend or distribution on all or substantially all of the shares of the Common Stock, or if the Company effects a share split or a share combination of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where:

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as the case may be;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date, as the case may be;

OS0 =	the number of shares of the Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date, as the case may be; and

OS1 =	the number of shares of the Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.

Any adjustment made under this Section 11.05(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution or the effective date for such share split or combination, as the case may be. If any dividend or distribution of the type described in this Section 11.05(a) is declared but not so paid or made, then the Conversion Rate shall immediately be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect had such dividend or distribution not been declared or announced. The “effective date,” with respect to a share split or combination, means the first date on which the shares of the Common Stock trade in the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

(b) Adjustment for Rights Issue. If the Ex-Dividend Date occurs for any issuance by the Company to all or substantially all holders of the Common Stock of any rights, options or warrants (other than pursuant to a shareholder rights plan) entitling the holders of such rights, options or warrants for a period of not more than 45 days after the announcement date of such issuance to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where:

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such issuance;

OS0 =	the number of shares of the Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X =	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants;

Y =	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any adjustment made under this Section 11.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that shares of

Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, as of the date of such expiration, to the Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If no such rights, options or warrants are so issued, or if no such rights, options or warrants are exercised prior to their expiration, the Conversion Rate shall immediately be readjusted, as of the scheduled issuance date, to equal the Conversion Rate that would then be in effect had the relevant adjustment pursuant to this Section 11.05(b) not occurred.

For purposes of this Section 11.05(b) and Section 11.01(b)(iii)(A), in determining whether any issued rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for each Trading Day in the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration that the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by the Company in good faith and in a commercially reasonable manner.

(c) Other Distributions.

(i) If the Ex-Dividend Date occurs for a distribution by the Company of shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities to all or substantially all holders of the Common Stock, excluding (A) dividends or distributions (including subdivisions) and rights, options or warrants, in each case, as described in Section 11.05(a) or 11.05(b); (B) dividends or distributions paid exclusively in cash as described in Section 11.05(d); (C) distributions of stock or other securities, property or assets that become Reference Property for the Notes in a Share Exchange Event; and (D) Spin-Offs described in Section 11.05(c)(ii) (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 – FMV

where:

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by the Company in good faith in a commercially reasonable manner) of the Distributed Property distributed with respect to each outstanding share of the Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution.

If “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made such that each Holder shall receive, for each $1,000 principal amount of Notes held, upon conversion, the kind and amount of Distributed Property that such Holder would have received as if such Holder had owned a number of shares of the Common Stock equal to the Conversion Rate in effect on the record date for such distribution.

Any adjustment made under this Section 11.05(c)(i) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, or if any rights, options or warrants are not exercised before their expiration date, the Conversion Rate shall be readjusted, as of the date the Board of Directors determines not to make or pay such distribution or as of such expiration date, as the case may be, to be the Conversion Rate that would then be in effect had such distribution not been declared or to the extent such rights or warrants are not exercised, as applicable.

(ii) With respect to an adjustment pursuant to this Section 11.05(c), where the relevant dividend or other distribution consists of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company that are listed for trading or quoted (or will be listed or quoted upon consummation of the spin-off) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where:

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for the Spin-Off;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off;

FMV0 =

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to

Common Stock were to such Capital Stock or similar equity interest) over the first ten consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

Notwithstanding the foregoing, (A) if the last VWAP Trading Day of the Observation Period for any conversion to which Cash Settlement or Combination Settlement applies occurs on or after the Ex-Dividend Date for the Spin-Off, but less than ten Trading Days immediately following, and including, the Ex-Dividend Date for the Spin-Off, references within this Section 11.05(c)(ii) to ten Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Conversion Values or Daily Settlement Amounts, as the case may be, in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last VWAP Trading Day of such Observation Period, and (B) for purposes of determining the Conversion Rate applicable to any conversion for which the Conversion Date occurs during the ten Trading Days commencing on the Ex-Dividend Date for any Spin-Off, references within this Section 11.05(c)(ii) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the relevant Conversion Date.

Any adjustment made pursuant to this Section 11.05(c)(ii) shall become effective as of the Open of Business on the Ex-Dividend Date for the Spin-Off. If such Spin-Off is subsequently cancelled and does not become effective, the Conversion Rate shall be readjusted, as of the date of such cancellation, to be the Conversion Rate that would have been in effect if such Spin-Off had not been declared.

For purposes of this Section 11.05(c) (and subject in all respect to Section 11.05(i)), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such shares of the Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 11.05(c) (and no adjustment to the Conversion Rate under this Section 11.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 11.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 11.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been purchased without exercise by any holders thereof, upon such final purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 11.05(a), Section 11.05(b) and this Section 11.05(c), if any dividend or distribution to which this Section 11.05(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 11.05(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 11.05(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 11.05(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 11.05(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 11.05(a) and Section 11.05(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date” within the meaning of Section 11.05(a) or “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 11.05(b).

(d) Adjustment for Cash Distributions. If the Ex-Dividend Date occurs for any cash dividend or distribution by the Company to all or substantially all holders of the outstanding Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 – C

where:

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share that the Company pays or distributes to holders of the Common Stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made such that each Holder shall receive, for each $1,000 principal amount of Notes held, upon conversion, the amount of cash such Holder would have received if such Holder had owned a number of shares of the Common Stock equal to the Conversion Rate in effect on the record date for such distribution.

Any adjustment made under this Section 11.05(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be readjusted, as of the date the Board of Directors determines not to make or pay such distribution, to be the Conversion Rate that would then be in effect had the related Ex-Dividend Date not occurred.

(e) Adjustment for Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment to holders of the Common Stock in respect of a tender offer or exchange offer for the Common Stock (other than (x) distributions paid exclusively in cash for which an adjustment is made pursuant to Section 11.05(d) or (y) an odd-lot tender offer) and the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC +(SP1 x OS1)
OS0 x SP1

where:

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the Expiration Date;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on the Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined by the Company in good faith and in a commercially reasonable manner) paid or payable for the shares purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer);

OS1 =	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer); and

SP1 =	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 11.05(e) shall be given effect at the Close of Business on the Expiration Date. If the Expiration Date is less than ten Trading Days prior to, and including, the last VWAP Trading Day of the Observation Period in respect of any conversion to which Cash Settlement or Combination Settlement applies, references within this Section 11.05(e) to ten Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Conversion Values or Daily Settlement Amounts, as the case may be, in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last VWAP Trading Day of such Observation Period. For purposes of determining the Conversion Rate applicable to any conversion during the ten Trading Day period commencing on the Trading Day next succeeding the Expiration Date, references within this Section 11.05(e) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Conversion Date.

(f) Holder Participation in Adjustment Events. Notwithstanding the provisions set forth in clauses (a) through (e) above, in respect of any Physical Settlement, if any adjustment to the Conversion Rate pursuant to such provisions becomes effective on any Ex-Dividend Date and a Holder that has converted its Notes would (i) receive shares of Common Stock based on an adjusted Conversion Rate and (ii) be a record holder of such shares of Common Stock on the record date for the dividend, distribution or event giving rise to such adjustment, then, in lieu of receiving shares of Common Stock at such an adjusted Conversion Rate, such Holder shall receive a number of shares of Common Stock upon conversion based on the unadjusted Conversion Rate and shall participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Adjustments Not Yet Effective. If, in the case of any conversion of a Note to which Combination Settlement applies, on any VWAP Trading Day during the Observation Period for such Note, shares of Common Stock are deliverable as part of the Daily Settlement Amount for such VWAP Trading Day, and

(i) the record date for any issuance, dividend or distribution, the effective date for any share split or combination or the Expiration Date for any tender or exchange offer by the Company that, in each case, would require an adjustment to the Conversion Rate pursuant to Section 11.05(a), (b), (c), (d) or (e) occurs prior to the Company’s delivery of such shares of Common Stock to the converting Holder;

(ii) the applicable Conversion Rate for such VWAP Trading Day will not reflect such adjustment; and

(iii) the shares of Common Stock that the Company shall deliver to the converting Holder with respect to such VWAP Trading Day are not entitled to participate in the relevant event (because the converting Holder is not treated as the holder of such shares on the related record date, effective date, Expiration Date or otherwise), then the Company shall adjust the number of shares of Common Stock deliverable to such Holder as part of the Daily Settlement Amount for such VWAP Trading Day in a manner that in the Company’s good faith, reasonable judgment appropriately reflects the relevant distribution, transaction or event.

(h) Other Adjustments. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days, the Company shall make adjustments the Company determines appropriate in its good faith, reasonable judgment to such prices or amounts to account for any adjustment to the Conversion Rate that becomes effective, or any event that would require an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date of the event occurs, at any time during the period during which such calculation is to be made. For the avoidance of doubt, the adjustments made pursuant to this Section 11.05(h) shall be made, solely to the extent the Company determines in its good faith, reasonable judgment that any such adjustment is necessary, without duplication of any adjustment made pursuant to any other provision of this Section 11.05.

(i) Shareholder Rights Plans. To the extent that the Company has a shareholder rights plan in effect upon conversion of any Note, each share of Common Stock issued upon such conversion (x) shall be entitled to receive the number of rights, if any, associated with one share of Common Stock under such rights plan, and (y) shall, if issued in certificated form, bear such legends, if any, as may be required under such rights plan; provided, however, that if prior to the Conversion Date for such Note, the rights have separated from the Common Stock in accordance with the provisions of the applicable rights plan, the converting Holder shall not be entitled to receive such rights upon conversion, and at the time of such separation, the Conversion Rate shall be adjusted in accordance with Section 11.05(c) as if the Company made a distribution of Distributed Property to all holders of the Common Stock; provided, further, that such adjustment shall be subject to readjustment upon the expiration, termination or redemption of such separated rights in accordance with Section 11.05(c).

(j) [Reserved].

(k) Voluntary Increases. In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 11.05, and to the extent permitted by applicable law and any applicable stock exchange rules, the Company may (but is not required to) increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days (i) if the Company determines that such increase would be in the best interest of the Company or (ii) to avoid or diminish income tax to holders of the Common Stock or rights to purchase shares of the Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or a similar event; provided that the Company shall not take any action that would result in adjustment of the Conversion Rate, pursuant to this Section 11.05(k), that would result in a reduction of the Conversion Price to less than the par value per share of the Common Stock.

(l) No Other Adjustments. Except as described in this Section 11.05 and under Section 11.07, the Conversion Rate shall not be required to be adjusted for any transaction or event. Without limiting the foregoing, the Conversion Rate shall not be required to be adjusted:

(i) except as expressly set forth in this Section 11.05, upon the issuance of Common Stock at a price below the Conversion Price or otherwise;

(ii) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(iii) upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iv) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) above and outstanding as of the date hereof;

(v) upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 11.05(e);

(vi) for a third-party tender offer (excluding, for the avoidance of doubt, a tender offer by any of the Company’s Subsidiaries as described in Section 11.05(e));

(vii) solely for a change in the par value of Common Stock; or

(viii) for accrued and unpaid interest, if any.

(m) No Decreases in the Conversion Rate. Notwithstanding anything to the contrary in clauses (a) through (e) above, if the application of the formulas set forth therein would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (other than as a result of a reverse share split or share combination or the reversal of an increase in the Conversion Rate where the relevant event did not occur, to the extent expressly set forth herein).

(n) Carried Forward Adjustments. The Company will not be required to adjust the Conversion Rate pursuant to Section 11.05(a) through (e) unless such adjustment would result in a change of at least 1% in the then effective Conversion Rate. However, the Company shall carry forward any adjustment that it would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried forward adjustments shall be made with respect to the Notes (i) in connection with any subsequent adjustment to the Conversion Rate that (taken together with such carried forward adjustments) would result in a change of at least 1% in the Conversion Rate and (ii) (x) on the Conversion Date (if the case of Physical Settlement) or (y) on each VWAP Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement).

(o) Notice of Certain Potential Events. In connection with any event that will require an adjustment to the Conversion Rate pursuant to this Section 11.05 or any Share Exchange Event or any event or transaction described in Section 6.01 (unless prior notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall, at least 30 Scheduled Trading Days prior to the anticipated occurrence or effective date of such event or transaction, mail to the Holders a notice of such transaction or event describing the event, the anticipated occurrence or effective date, as the case may be, the methodology for determining the relevant adjustment (if applicable) to the Conversion Rate or other terms of the Notes and such other information as the Company reasonably determines is appropriate to include.

(p) Notice of Adjustments. Whenever the Conversion Rate is adjusted as herein provided, the Company shall as promptly as practicable file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Register. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

Section 11.06. Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than a change in par value or to no par value or resulting from a subdivision or combination);

(ii) any consolidation, merger, combination or similar transaction involving the Company;

(iii) any sale, lease or other transfer to a third party of substantially all of the consolidated assets of the Company and its Subsidiaries; or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock will be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event” and any such stock, other securities or other property or assets, “Reference Property,” and the amount of Reference Property that a holder of one share of the Common Stock immediately prior to such Share Exchange Event would have been entitled to receive upon the occurrence of such Share Exchange Event, a “Unit of Reference Property”), then the Company or the successor or purchasing company, as the case may be, shall execute with the Trustee a supplemental indenture providing that, at and after the effective time of such Share Exchange Event, the Notes shall become convertible into Units of Reference Property; provided that, at and after the effective time of such Share Exchange Event, (x) if the Company has not obtained Stockholder Approval prior to the relevant Conversion Date (or, if earlier, the 45th Scheduled Trading Day immediately preceding the Maturity Date), for each share of Common Stock that the Company would otherwise be obligated to deliver with respect to such conversion, the Company shall instead deliver a Unit of Reference Property and (y) if the Company has obtained Stockholder Approval prior to the relevant Conversion Date (or, if earlier, the 45th Scheduled Trading Day immediately preceding the Maturity Date), the amount of cash (if any) and the number of Units of Reference Property (if any) that the Company shall deliver upon conversion of a Note shall be determined pursuant to Section 11.03 (and the definitions referenced therein), except that for any VWAP Trading Day during the relevant Observation Period in the case of Cash Settlement or Combination Settlement, (A) the Daily VWAP for such VWAP Trading Day shall be calculated based on the value of a Unit of Reference Property on such VWAP Trading Day and (B) in lieu of each share of Common Stock that the Company would otherwise be obligated to deliver on such VWAP Trading Day, the Company shall deliver a Unit of Reference Property.

If a Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property shall be deemed to be (a) the weighted average of the types and amounts of consideration received by the holders of Common

Stock that affirmatively make such an election or (b) if no holders of the Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of the Common Stock, and (ii) the Unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average (if applicable) as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide (i) to the extent the Reference Property is comprised, in whole or in part, of Common Equity securities, for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments provided for in this Article 11 and (ii) with respect to any Reference Property other than Common Equity securities and cash, such anti-dilution adjustments (if any) that the Company reasonably considers appropriate in its good faith determination. If the Reference Property in respect of any Share Exchange Event includes shares of stock, securities or other property or assets of a Person other than the Company or the successor or purchasing company, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes, including the right of Holders to require the Company to purchase their Notes upon a Fundamental Change pursuant to Article 3, as the Company shall reasonably consider necessary by reason of the foregoing.

(b) If the Company executes a supplemental indenture pursuant to this Section 11.06, as promptly as practicable, the Company shall file with the Trustee an Officer’s Certificate briefly describing such Share Exchange Event, the composition of a Unit of Reference Property for such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent to such Share Exchange Event under this Indenture have been complied with. Any failure to deliver such Officer’s Certificate shall not affect the legality or validity of such supplemental indenture.

(c) None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes as set forth in Section 11.02 and Section 11.01 prior to the effective date of such Share Exchange Event.

(d) The provisions of this Section 11.06 shall apply successively to successive Share Exchange Events.

Section 11.07. Adjustment to Conversion Rate Upon Certain Transactions.

(a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Note in connection with such Make-Whole Fundamental Change, the Company shall, in the circumstances described in this Section 11.07, increase the Conversion Rate for such Note by the number of additional shares of Common Stock (the “Additional Shares”) determined under this Section 11.07. For the purposes of this Section 11.07, a conversion of Notes shall be deemed to be “in connection with” a Make-Whole Fundamental Change if the Conversion Date occurs during the period beginning on, and including, the date such Make-Whole Fundamental Change occurs or becomes effective (such date, the “Make-Whole Fundamental Change Effective Date”) and ending on, and including, the Business Day immediately preceding the earliest of (i) the 35th Scheduled Trading Day immediately following the Make-Whole Fundamental Change Effective Date, (ii) the related Fundamental Change Purchase Date, if such Make-Whole Fundamental Change is also a Fundamental Change, and (iii) the Business Day immediately preceding the Maturity Date. The Company shall notify the Conversion Agent and the Holders of any Make-Whole Fundamental Change Effective Date no later than five Business Days after such date.

(b) The number of Additional Shares by which the Conversion Rate shall be increased for a Note converted in connection with a Make-Whole Fundamental Change shall be determined by reference to the table in clause (d) below, based on the relevant Make-Whole Fundamental Change Effective Date and the stock price paid (or deemed paid) in the Fundamental Change, as determined pursuant to clause (e) below (such stock price, the “Stock Price”).

(c) The Stock Prices set forth in the column headings of the table in clause (d) below shall be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 11.05. The adjusted Stock Prices shall equal the Stock Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment, and the denominator of which is the Conversion Rate in effect immediately after such adjustment. The number of Additional Shares set forth in the table in clause (d) below shall be adjusted at the same time and in the same manner as the Conversion Rate is adjusted pursuant to Section 11.05.

(d) The following table sets forth the number of Additional Shares by which the Conversion Rate will be increased for a Holder that converts its Note in connection with a Make-Whole Fundamental Change having any Make-Whole Fundamental Change Effective Date and Stock Price set forth therein:

	Stock Price
Effective Date	$6.18	$7.00	$8.19	$9.00	$10.00	$12.00	$15.00	$20.00	$25.00	$30.00
December 6, 2013	39.6897	32.2644	24.8256	21.2144	17.8009	13.1674	9.1315	5.6924	3.9436	2.8944
December 1, 2014	39.6897	32.2644	24.6168	20.8109	17.2632	12.5265	8.5235	5.2297	3.6031	2.6390
December 1, 2015	39.6897	32.2644	24.2160	20.1870	16.4814	11.6566	7.7288	4.6447	3.1815	2.3326
December 1, 2016	39.6897	32.2644	23.3955	19.1313	15.2854	10.4281	6.6703	3.8976	2.6770	1.9665
December 1, 2017	39.6897	31.7238	21.8156	17.3472	13.4199	8.6841	5.2887	3.0211	2.0823	1.5411
December 1, 2018	39.6897	29.6785	19.0320	14.4300	10.5649	6.2557	3.5519	2.0317	1.4263	1.0716
December 1, 2019	39.6897	25.9487	14.3051	9.7065	6.2302	3.0420	1.6123	1.0079	0.7374	0.5628
December 1, 2020	39.6897	20.7346	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

In the event that the exact Stock Price or Make-Whole Fundamental Change Effective Date for a Make-Whole Fundamental Change is not set forth in the table above:

(i) if the Stock Price is between two stock prices listed in the table or the Make-Whole Fundamental Change Effective Date is between two Make-Whole

Fundamental Change Effective Dates listed in the table, the applicable number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Make-Whole Fundamental Change Effective Dates based on a 365-day year, as applicable;

(ii) if the Stock Price is greater than $30.00 (subject to adjustment at the same time and in the same manner as the Stock Prices listed in the table), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $6.18 (subject to adjustment at the same time and in the same manner as the Stock Prices listed in the table), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Section 11.07, in no event shall the Conversion Rate exceed 161.8122 shares per $1,000 principal amount of Notes, subject to adjustment at the same time and in the same manner as the Conversion Rate pursuant to Section 11.05 (the “Maximum Conversion Rate”).

(e) With respect to any Make-Whole Fundamental Change:

(i) that is described in clause (2) of the definition Fundamental Change and in which the holders of Common Stock receive only cash in consideration for their shares (a “Cash Merger”), notwithstanding anything to the contrary in Section 11.03, the Company shall satisfy its Conversion Obligation with respect to any Note converted at any time following such Cash Merger by delivering to the converting Holder, on the third Business Day immediately following the Conversion Date for such Note, an amount of cash, for each $1,000 principal amount of such Note converted, equal to the product of (A) the Conversion Rate in effect on such Conversion Date (as increased by any Additional Shares pursuant to this Section 11.07) and (B) the “Stock Price” with respect to such Cash Merger, which shall be the cash amount per share paid to holders of Common Stock in such Cash Merger; or

(ii) that is not a Cash Merger, (A) the “Stock Price” with respect to such Make-Whole Fundamental Change shall equal the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the related Make-Whole Fundamental Change Effective Date, and (B) for the avoidance of doubt, the Company shall satisfy its Conversion Obligation with respect to any Note converted in connection with such Make-Whole Fundamental Change in accordance with Section 11.03, based on the Conversion Rate as increased by any Additional Shares calculated pursuant to this Section 11.07.

Section 11.08. Exchange in Lieu of Conversion.

(a) Notwithstanding any other provision of this Article 11, when a Holder surrenders a Note for conversion and the Conversion Date for such Note occurs prior to September 1, 2020,

the Company may, at its election, direct the Conversion Agent to surrender, on or prior to the Scheduled Trading Day immediately preceding the first VWAP Trading Day of the applicable Observation Period (or, if the Company has elected Physical Settlement or Physical Settlement otherwise applies, on or prior to the Scheduled Trading Day immediately preceding the settlement date), such Notes to a financial institution designated by the Company for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated financial institution must agree to pay and/or deliver, as the case may be, in exchange for such Notes, all of the cash, shares of Common Stock or a combination thereof otherwise due upon conversion, all in accordance with Section 11.03 above. By the Close of Business on the Scheduled Trading Day immediately preceding the first VWAP Trading Day of the applicable Observation Period (or, if the Company has elected Physical Settlement or Physical Settlement otherwise applies, by the Close of Business on the Scheduled Trading Day immediately preceding the settlement date), the Company shall notify the Holder surrendering Notes for conversion that the Company has directed the designated financial institution to make an exchange in lieu of conversion.

(b) If the designated financial institution accepts any such Notes, it shall pay and/or deliver, as the case may be, the cash, shares or Common Stock or a combination thereof due upon conversion to the Conversion Agent, and the Conversion Agent shall pay and/or deliver such cash and/or shares of Common Stock to such Holder on the third Business Day immediately following the last VWAP Trading Day of the applicable Observation Period (or, if the Company has elected Physical Settlement or Physical Settlement otherwise applies, on the third Business Day immediately following the relevant Conversion Date). Any Notes exchanged by the designated financial institution will remain outstanding. If the designated financial institution agrees to accept any Notes for exchange but does not timely pay and/or deliver the related cash, shares of Common Stock or a combination thereof, as the case may be, or if such designated financial institution does not accept the Notes for exchange, the Company shall convert the Notes and pay and/or deliver, as the case may be, the cash, shares or Common Stock or a combination thereof due upon conversion on the third Business Day immediately following the last VWAP Trading Day of the applicable Observation Period (or, if the Company has elected Physical Settlement or Physical Settlement otherwise applies, on the third Business Day immediately following the relevant Conversion Date) as set forth in Section 11.03. The Company’s designation of a financial institution to which the Notes may be submitted for exchange does not require the financial institution to accept any Notes (unless the financial institution has separately made an agreement with the Company to do so). The Company may, but will not be obligated to, enter into a separate agreement with any designated financial institution that would compensate it for any such transaction.

Section 11.09. Trustee’s Disclaimer. None of the Trustee, Registrar, Paying Agent, Conversion Agent or the Bid Solicitation Agent (if other than the Company) shall have any duty to determine when an adjustment under this Article 11 should be made, how it should be made or what it should be. None of the Trustee, Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent (if other than the Company) shall be responsible for determining whether any of a Fundamental Change, a Make-Whole Fundamental Change, a VWAP Market Disruption Event, a Trigger Event or a Share Exchange Event shall have occurred. None of the Trustee, the

Registrar, the Paying Agent, Conversion Agent or the Bid Solicitation Agent (if other than the Company) shall have any shall be accountable for and makes any representation as to the validity or value (of the kind or amount) of any shares of Common Stock, of any Reference Property or of any other securities, property or assets issued upon conversion of Notes. None of the Trustee, the Registrar, the Paying Agent, Conversion Agent or the Bid Solicitation Agent (if other than the Company) shall be responsible for (i) any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion or (ii) the Company’s failure to comply with this Article 11.

None of the Trustee, Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent (except for the Bid Solicitation Agent in respect of the calculation of the Trading Price as and to the extent provided in Section 11.01) shall be responsible for calculating the Trading Price, or determining whether any event contemplated by Section 11.01 has occurred which makes the Notes eligible for conversion, and shall be entitled to presume that no such event has occurred until the Company has delivered to the Trustee an Officer’s Certificate stating that such event has occurred, on which Officer’s Certificate the Trustee may conclusively rely, and the Company agrees to deliver such Officer’s Certificate to the Trustee and any such agent immediately after the occurrence of any such event.

Without limiting the generality of the foregoing, none of the Trustee, Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent (if other than the Company) shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.01(c) relating either to the kind or amount of shares of stock or securities or other property or assets (including cash) receivable for Holders upon the conversion of their Notes after any Share Exchange Event or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Each Conversion Agent and Bid Solicitation Agent (if other than the Company) shall have the same protection under this Section 11.09 as the Trustee, the Registrar and the Paying Agent.

ARTICLE 12

PAYMENT OF INTEREST

Section 12.01. Payment of Interest. The Company shall pay interest on the Notes at a rate of 2.75% per annum, payable semi-annually in arrears on June 1 and December 1 of each year (each, an “Interest Payment Date”) or, if any such day is not a Business Day, the immediately following Business Day, commencing June 1, 2014 (except for those Notes issued under Section 2.14, which may accrue interest from a different date as specified therein). Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid, the date hereof (except for those Notes issued under Section 2.14, which may accrue interest from a different date as specified therein). Interest on a Note shall be paid to the Holder of record of such Note at the Close of Business on the May 15 or November 15, whether or not a Business Day (each, a “Record Date”), immediately preceding the relevant Interest Payment Date, respectively, and shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

Section 12.02. Defaulted Interest. Any installment of interest that is payable, but is not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”), shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Sections 12.02(a) or 12.02(b).

(a) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the Close of Business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest (including any interest on such Defaulted Interest) or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest (including any interest on such Defaulted Interest) as provided in this Section 12.02(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest (including any interest on such Defaulted Interest), which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest (including any interest on such Defaulted Interest) and the Special Record Date therefor to be sent by first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest (including any interest on such Defaulted Interest) and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest (including any interest on such Defaulted Interest) shall be paid to the Holders in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to Section 12.02(b).

(b) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

Section 12.03. Interest Rights Preserved. Subject to the foregoing provisions of this Article 12 and, to the extent applicable, Sections 2.06 and 2.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

ARTICLE 13

MEETINGS OF HOLDERS

Section 13.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 13 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder or rescind any acceleration, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 7;

(b) to remove the Trustee and nominate a successor Trustee pursuant to the provisions of Article 8;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Article 10; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 13.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 13.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 1.04, shall be mailed to Holders of such Notes at their addresses as they shall appear on the Register. Such notice may also be mailed to the Company. Such notices shall be mailed not less than twenty nor more than sixty days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice (in the case of the Company, to the extent such notice was required hereunder).

Section 13.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 13.01, by mailing notice thereof as provided in Section 13.02.

Section 13.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 13.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 13.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 2.08, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 13.02 or Section 13.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 13.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 13.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company, if appropriate, and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 13.07. No Delay of Rights by Meeting. Nothing contained in this Article 13 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 14

MISCELLANEOUS

Section 14.01. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or by recognized overnight courier or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission or other similar means of unsecured electronic methods to the following:

if to the Company:

Orexigen Therapeutics, Inc.

3344 N. Torrey Pines Court, Suite 200

La Jolla, California 92037

Attention: Heather Turner

if to the Trustee in any of its roles hereunder:

Wilmington Trust, National Association

1100 N. Market Street

Wilmington, DE 19890

Attn: Orexigen Administrator

Facsimile (302) 636-4145

The Company or the Trustee, by notice given to the other in the manner provided above, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be deemed given on the date of such mailing.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, upon actual receipt by the addressee. Any notice required to be delivered hereunder by the Company to the Trustee shall be delivered in the manner set forth in this Section 14.01 and the Company shall promptly confirm actual receipt thereof by the Trustee.

If the Company mails a notice or communication to the Holders, including any notice to Holders pursuant to Article 11, it shall, at the same time, mail a copy to the Trustee and each of the Registrar, Paying Agent and Conversion Agent.

If the Company is required under this Indenture to give a notice to the Holders, in lieu of delivering such notice to the Holders, the Company may deliver such notice to the Trustee and at the Company’s expense cause the Trustee to have delivered such notice to the Holders on or prior to the date on which the Company would otherwise have been required to deliver such notice to the Holders. In such a case, the Company shall also cause the Trustee to deliver a copy of the notice to each of the Registrar, Paying Agent and Conversion Agent at the same time it mails the notice to the Holders.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary.

The Trustee shall have the right vis a vis the Company, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. As between the Trustee and the Company, any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee for the purposes of this Indenture.

Section 14.02. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the authentication of the initial Global Note on the Original Issue Date), the Company shall furnish to the Trustee:

(a) an Officer’s Certificate stating that, in the judgment or opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent relating to the proposed action (to the extent of legal conclusions and subject to reasonable assumptions and exclusions) have been complied with; provided that no such Opinion of Counsel shall be required to be delivered in connection with the issuance of the Notes that are issued as of the Original Issuance Date.

Section 14.03. Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition (except for such Officer’s Certificate required to be delivered pursuant to Section 5.03 or Section 7.01(b)) provided for in this Indenture shall include:

(a) a statement that each individual making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or judgments or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;

(c) a statement that, in the judgment or opinion of each such individual, he has made such examination or investigation as is necessary to enable such individual to express an informed judgment or opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement that, in the judgment or opinion of such individual, such covenant or condition has been complied with.

Section 14.04. Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity,

legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.05. Rules by Trustee. The Trustee may make reasonable rules for action by or a meeting of Holders.

Section 14.06. Governing Law. THIS INDENTURE AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 14.07. No Personal Liability of Directors, Officers, Employees or Stockholders. None of the Company’s past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of the Company’s obligations under the Notes or the Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Notes.

Section 14.08. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under this Indenture and under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, Daily VWAPs, Daily Settlement Amounts, accrued interest payable on the Notes, the Conversion Rate and any adjustments to the Conversion Rate.

The Company shall make these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders. The Company shall provide to each of the Trustee and the Conversion Agent a schedule of its calculations, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder upon the written request of such Holder.

All calculations shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

Section 14.09. Successors. All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Notes shall bind their respective successors.

Section 14.10. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”)

transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 14.11. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 14.12. Force Majeure. The Trustee, Registrar, Paying Agent, Bid Solicitation Agent and Conversion Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such person (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 14.13. [Reserved].

Section 14.14. Legal Holidays. If any Interest Payment Date, the Maturity Date or any Fundamental Change Purchase Date occurs on a day that is not a Business Day, the payment that would otherwise be required to be made on such day shall instead be due on the immediately following Business Day, and no interest on such payment shall accrue in respect of such delay.

Section 14.15. No Security Interest Created. Except as provided in Section 8.06, nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 14.16. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any Bid Solicitation Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture, other than (i) the right of a beneficial owner to exchange its beneficial interest in a Global Note for a Certificated Note during the continuance of an Event of Default pursuant to Section 2.12(a)(ii) and (ii) the right of a holder of Common Stock issued upon conversion to enforce the provisions of Section 2.06(i).

Section 14.17. Withholding Taxes. Each Holder agrees, and each beneficial owner of an interest in a Note by its acquisition of such interest is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of the Holder or beneficial owner as a result of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, set off such payments against payments of cash and shares of Common Stock on the Note or against any payments on the Common Stock.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first before written.

OREXIGEN THERAPEUTICS, INC.

By:	/s/ Michael Narachi
Name:
Title: CEO

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ W.T. Morris II
Name:
Title:

EXHIBIT A

[FORM OF FACE OF NOTE]

[Include the following legend for Global Notes only (the “Global Securities Legend”):]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Securities Legend”):]

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A) TO OREXIGEN THERAPEUTICS, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

(C) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT IS ONE YEAR AFTER THE DATE OF LAST ORIGINAL ISSUANCE OF

THE NOTES OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO; AND (2) SUCH OTHER DATE AS MAY BE REQUIRED BY APPLICABLE LAW.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

OREXIGEN THERAPEUTICS, INC.

2.75% Convertible Senior Note due 2020

No. [ ]	[Initially][1] $[ ]

CUSIP No. 686164AA2

Orexigen Therapeutics, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [            ]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[            ]]5, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $115,000,000 in aggregate at any time, on December 1, 2020, and interest thereon as set forth below.

This Note shall bear interest at the rate of 2.75% per year from December 6, 2013, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until December 1, 2020. Interest is payable semi-annually in arrears on each June 1 and December 1, commencing on June 1, 2014, to Holders of record at the close of business on the immediately preceding May 15 and November 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable under the circumstances set forth in the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to the Indenture and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Payments of the Fundamental Change Purchase Price, cash due upon conversion, principal and interest that are not made when due shall accrue interest per annum at the then-applicable interest rate from the required payment date.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, in its capacity as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes

[1]	Include if a global note.
[2]	Include if a global note.
[3]	Include if a physical note.
[4]	Include if a global note.
[5]	Include if a physical note.

that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in the continental United States, as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock or, following Stockholder Approval, cash and/or shares of Common Stock on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

OREXIGEN THERAPEUTICS, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

OREXIGEN THERAPEUTICS, INC.

This Note is one of a duly authorized issue of Notes of the Company, designated as its 2.75% Convertible Senior Notes due 2020 (the “Notes”), limited to the aggregate principal amount of $115,000,000 all issued or to be issued under and pursuant to an Indenture dated as of December 6, 2013 (the “Indenture”), between the Company and Wilmington Trust, National Association, as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Purchase Price on the Fundamental Change Purchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder in accordance with the Indenture. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any current or past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Purchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without interest coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange. The Trustee (or, if applicable, such other entity appointed as Registrar in accordance with the terms of the Indenture) need not transfer or exchange any Notes in respect of which a Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Note to be repurchased in part, the portion of the Note not to be repurchased).

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into shares of Common Stock or, following Stockholder Approval, cash, shares of Common Stock or a combination thereof, based on the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

OREXIGEN THERAPEUTICS, INC.

2.75% Convertible Senior Notes due December 1, 2020

The initial principal amount of this Global Note is              DOLLARS ($[            ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[6]	Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Orexigen Therapeutics, Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock or, following Stockholder Approval, cash, shares of Common Stock or a combination thereof, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To: Orexigen Therapeutics, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Orexigen Therapeutics, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Article 3 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF TRANSFER CERTIFICATE]

2.75% Convertible Senior Notes due December 1, 2020

Transfer Certificate

For value received                                          hereby sell(s), assign(s) and transfer(s) unto                                          (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                          attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐ To Orexigen Therapeutics, Inc. or a subsidiary thereof; or

☐ Pursuant to a registration statement that is effective under the Securities Act of 1933, as amended, at the time of such transfer; or

☐ Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

In connection with a transfer pursuant to the fourth clause above, by its execution below, the undersigned hereby acknowledges and agrees that, prior to effecting the transfer requested hereby, the Company and/or the Trustee may reasonably require additional certifications, legal opinions and other documents and information to confirm that such condition to transfer (as indicated in the preceding sentence) has been satisfied.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

RESTRICTED STOCK LEGEND

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A)	TO OREXIGEN THERAPEUTICS, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

(C)	TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT IS ONE YEAR AFTER THE DATE OF LAST ORIGINAL ISSUANCE OF THE COMPANY’S 2.75% CONVERTIBLE SENIOR NOTES DUE 2020 OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO; AND (2) SUCH OTHER DATE AS MAY BE REQUIRED BY APPLICABLE LAW.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE COMPANY’S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1